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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

RIGEL PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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RIGEL PHARMACEUTICALS, INC.
1180 Veterans Boulevard
South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 12, 2015

DEAR STOCKHOLDER:

        Notice is hereby given that the 2015 Annual Meeting of Stockholders (the "Annual Meeting") of RIGEL PHARMACEUTICALS, INC., a Delaware corporation (the "Company" or "Rigel"), will be held on Tuesday, May 12, 2015 at 10:00 a.m. local time at our executive offices, located at 1180 Veterans Boulevard, South San Francisco, California 94080, for the following purposes:

  1.
  To elect the Board's nominees, Raul R. Rodriguez, Gary A. Lyons and Donald G. Payan, M.D., to the Board of Directors of the Company (the "Board") to hold office until the 2018 Annual Meeting of Stockholders.

  2.
  To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in this proxy statement.

  3.
  To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015.

  4.
  To conduct any other business properly brought before the meeting or any adjournment or postponement of the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is March 18, 2015. Only stockholders of record at the close of business on that date may vote at the meeting or any continuation, postponement or adjournment thereof. We appreciate your continued confidence in Rigel and look forward to seeing you at the meeting on May 12, 2015.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS' MEETING TO BE HELD ON MAY 12, 2015
THIS PROXY STATEMENT, NOTICE OF ANNUAL MEETING AND FORM OF PROXY CARD AND THE 2014 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE TO YOU AT HTTP://WWW.PROXYVOTE.COM.
WE ENCOURAGE YOU TO ACCESS AND REVIEW THE IMPORTANT INFORMATION CONTAINED IN ALL OF THE PROXY MATERIALS BEFORE VOTING.

By Order of the Board of Directors,

Dolly A. Vance Corporate Secretary

South San Francisco, California
March 30, 2015

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE VOTE YOUR PROXY PROMPTLY SO YOUR SHARES CAN BE REPRESENTED AT THE MEETING. YOU CAN VOTE BY INTERNET, BY TELEPHONE, OR BY REQUESTING A PRINTED OR ELECTRONIC COPY OF A FULL SET OF THE PROXY MATERIALS AND COMPLETING, SIGNING AND RETURNING THE PROXY CARD AS INSTRUCTED IN THE MATERIALS.

INSTRUCTIONS ON HOW TO ACCESS THE PROXY MATERIALS OVER THE INTERNET, OR TO REQUEST THAT A PAPER OR ELECTRONIC COPY OF THE FULL SET OF PROXY MATERIALS BE SENT TO YOUR SPECIFIED POSTAL OR EMAIL ADDRESS, MAY BE FOUND IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS MAILED TO STOCKHOLDERS ON MARCH 30, 2015.

ANY PROXY THAT WILL NOT BE DELIVERED IN PERSON TO THE ANNUAL MEETING MUST BE RECEIVED BY US NO LATER THAN 11:59 P.M. PACIFIC TIME ON MONDAY, MAY 11, 2015. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER AGENT AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST BRING WITH YOU A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER CONFIRMING THAT YOU ARE THE BENEFICIAL OWNER OF THOSE SHARES.

RIGEL PHARMACEUTICALS, INC.
1180 Veterans Boulevard
South San Francisco, California 94080

PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

May 12, 2015

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

WHY DID I RECEIVE A NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS ON THE INTERNET?

        Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), we have decided to provide access to our proxy materials to our stockholders via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders of record and posting our proxy materials online at www.proxyvote.com. The Notice contains only an overview of the complete proxy materials available. Stockholders are encouraged to access and review all the proxy materials on the website or request a paper or electronic copy of the full set of proxy materials for review prior to voting. Instructions on how to access the proxy materials over the Internet or to request a paper or electronic copy of the full set of the proxy materials may be found in the Notice.

        We intend to mail the Notice on or about March 30, 2015 to all stockholders of record as of March 18, 2015 who are entitled to vote at the Annual Meeting.

WILL I RECEIVE ANY PROXY MATERIALS BY MAIL OTHER THAN THE NOTICE?

        No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to www.proxyvote.com or call 1-800-579-1639. Please have your proxy card in hand when you access the website or call and follow the instructions provided.

HOW DO I ATTEND THE ANNUAL MEETING?

        The Annual Meeting will be held on Tuesday, May 12, 2015 at 10:00 a.m. local time at our executive offices, located at 1180 Veterans Boulevard, South San Francisco, California 94080. Information on how to vote in person at the Annual Meeting is discussed below. Directions to the Annual Meeting may be found online at http://www.rigel.com/rigel/contact.

WHO CAN VOTE AT THE ANNUAL MEETING?

        Only stockholders of record at the close of business on March 18, 2015 are entitled to vote at the Annual Meeting. On this record date, there were 88,048,482 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If, on March 18, 2015, your shares were registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the proxy card or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted. We must receive any proxy cards that will not be delivered in person at the Annual Meeting, or proxies submitted telephonically or over the internet, no later than 11:59 p.m. Pacific Time on Monday, May 11, 2015.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If, on March 18, 2015, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent and bring the proxy with you to the Annual Meeting.

WHAT AM I VOTING ON?

        There are three matters scheduled for a vote at the Annual Meeting:

  •
  Election of Raul R. Rodriguez, Gary A. Lyons and Donald G. Payan, M.D. to the Board to hold office until the 2018 Annual Meeting of Stockholders;

  •
  Advisory approval of the compensation of the Company's named executive officers, as disclosed in this proxy statement in accordance with SEC rules; and

  •
  Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015.

WHAT IF ANOTHER MATTER IS PROPERLY PRESENTED AT THE ANNUAL MEETING?

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

HOW DO I VOTE?

        You may either vote "For" all the nominees to the Board or you may "Withhold" your vote for any nominee you specify. For the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote using one of the following methods:

  •
  In Person:    To vote in person, come to the Annual Meeting and bring your proxy card or request a ballot in order to vote your shares.

  •
  Internet:    To vote via the Internet, go to www.proxyvote.com. You can use the Internet to transmit your voting instructions and to elect for electronic delivery of information up until

    11:59 P.M. Pacific Time on May 11, 2015. Please have your proxy card in hand when you access the website and follow the instructions provided.

  •
  Telephone:    To vote by telephone, call 1-800-690-6903. You can use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Pacific Time on May 11, 2015. Please have your proxy card in hand when you call and follow the instructions provided.

  •
  Mail:    To vote by mail, you must first request a paper or electronic copy of the proxy materials. To request that a full set of the proxy materials be sent to your specified postal or email address, please go to www.proxyvote.com or call 1-800-579-1639. Please have your proxy card in hand when you access the website or call and follow the instructions. Upon receipt of the materials, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

        Whether or not you plan to attend the Annual Meeting and vote in person, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received the Notice containing voting instructions from that organization rather than from Rigel. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent and bring this proxy with you to the Annual Meeting. Follow the instructions from your broker or bank included with the Notice, or contact your broker or bank to request a proxy form.

        Please see the Notice or the information your bank, broker, or other holder of record provided you for more information on these proxy voting options.

  Voting Via the Internet or by Telephone

        We provide Internet voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with accessing the Internet, such as usage charges from Internet access providers and telephone companies.

HOW MANY VOTES DO I HAVE?

        On each matter to be voted upon, you have one vote for each share of common stock you owned as of March 18, 2015.

WHAT HAPPENS IF I DO NOT VOTE?

  Shareholder of Record: Shares Registered in Your Name

        If you are a shareholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange ("NYSE") deems the particular proposal to be a "routine" matter." Brokers and nominees can use their discretion to vote "uninstructed" shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters.

Under the rules and interpretations of the NYSE, "non-routine" matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested), executive compensation (including any advisory shareholder votes on executive compensation and on the frequency of shareholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1 and 2 without your instructions, but may vote your shares on Proposal 3 even in the absence of your instruction.

WHAT IF I RETURN A PROXY CARD BUT DO NOT MAKE SPECIFIC CHOICES?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted: (a) "For" the election of Raul R. Rodriguez, Gary A. Lyons and Donald G. Payan, M.D. to the Board to hold office until the 2018 Annual Meeting of Stockholders; (b)"For" the advisory approval of executive compensation; and (c) "For" ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment. However, if you are a beneficial owner of shares registered in the name of your broker, bank or other agent, please see "How are the votes counted?" and "What are "Broker Non-Votes?" below.

WHO IS PAYING FOR THIS PROXY SOLICITATION?

        We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Directors and employees will not be paid any additional compensation for soliciting proxies.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE?

        If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions for each Notice that you receive to ensure that all of your shares are voted.

CAN I CHANGE OR REVOKE MY VOTE AFTER SUBMITTING MY PROXY?

        Yes. You can change or revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may change or revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date by mail, or grant a subsequent proxy via the Internet or by telephone. Your most current proxy card or telephone or Internet proxy is the one that is counted and must be received before 11:59 P.M. Pacific Time on May 11, 2015. All other proxies previously submitted will be automatically revoked.

  •
  You may send a timely written notice that you are revoking your proxy to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

  •
  You may attend the Annual Meeting and vote in person. However, simply attending the meeting will not, by itself, revoke your proxy.

        If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank regarding how to change or revoke your proxy.

HOW ARE VOTES COUNTED?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes "For," "Withhold" and broker non-votes; and with respect to all other proposals, votes "For" and "Against," abstentions and, if applicable, broker non-votes. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes for each proposal. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

WHAT ARE "BROKER NON-VOTES"?

        As discussed above, when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be "non-routine," the broker or nominee cannot vote the shares. These unvoted shares are counted as "broker non-votes."

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?

  •
  Each nominee presented in Proposal 1 must be elected by a majority of the votes cast. Nominees are elected by a majority vote for non-contested director elections. Because the number of nominees properly nominated for the Annual Meeting is the same as the number of directors to be elected, the election of directors at this Annual Meeting is non-contested. If the number of votes "For" a nominee exceeds the number of votes "Withheld" (among votes properly cast in person or by proxy), then the nominee will be elected. Broker non-votes will have no effect.

  •
  Proposal 2, advisory approval of the compensation of the Company's named executive officers, will be considered to be approved if it receives "For" votes from the holders of a majority of shares either present in person or represented by proxy and entitled to vote. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  To be approved, Proposal 3, ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of Rigel for the fiscal year ending December 31, 2015, must receive "For" votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect. Although stockholder ratification of the selection of Ernst & Young LLP as Rigel's independent registered public accounting firm is not required, the Board is submitting Proposal 3 to the stockholders for ratification as a matter of good corporate practice. See Proposal 3 for more information regarding stockholder ratification.

WHAT IS THE QUORUM REQUIREMENT?

        A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the record date, there were 88,048,482 shares outstanding and entitled to vote. Thus, the holders of 44,024,242 shares must be present in person or represented by proxy at the meeting to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

If there is no quorum, the chairman or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the meeting to another date.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

        Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

WHEN ARE STOCKHOLDER PROPOSALS DUE FOR NEXT YEAR'S ANNUAL MEETING?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing and must comply with all requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by December 1, 2015 to Rigel's Secretary at 1180 Veterans Boulevard, South San Francisco, California 94080. However, if Rigel's 2015 Annual Meeting of Stockholders is not held between April 10, 2015 and June 11, 2015, then the deadline will be a reasonable time prior to the time Rigel begins to print and mail its proxy materials. If you wish to submit a proposal or nominate a director, not to be included in next year's proxy materials, you must do so no earlier than the close of business on January 13, 2016 and no later than the close of business on February 12, 2016. However, if Rigel's 2016 Annual Meeting of Stockholders is not held between April 10, 2016 and June 11, 2016, to be timely, notice by the stockholder must be received not earlier than the close of business on the 120th day prior to the 2016 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2016 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2016 Annual Meeting of Stockholders is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The chair of the 2016 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board for the 2016 Annual Meeting of Stockholders will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which Rigel has not been provided with timely notice and (ii) any proposal made in accordance with Rigel's Bylaws, if the 2016 proxy statement briefly describes the matter and how management's proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act.

 PROPOSAL 1

ELECTION OF DIRECTORS

        Rigel's Board of Directors (the "Board") is divided into three classes. Each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is elected and qualified.

        The Board presently has seven members. There are three directors in the class whose term of office expires in 2015. Each of the nominees listed below is currently a director of the Company. Mr. Lyons and Dr. Payan were previously elected by our stockholders. Mr. Rodriguez was identified as a potential nominee by the Board in connection with his appointment as the Company's Chief Executive Officer, and, following a review process by the Nominating and Corporate Governance Committee, was recommended to the Board by the Nominating and Corporate Governance Committee to fill the vacancy created by James M. Gower's resignation in November 2014. If elected at the Annual Meeting, each of these nominees would serve until the 2018 Annual Meeting and until his successor is elected and has qualified, or sooner in the event of the director's death, resignation or removal. It is Rigel's policy to encourage directors and nominees for director to attend the Annual Meeting. A majority of our directors attended the 2014 Annual Meeting of Stockholders.

        In a contested election, which is an election in which the number of nominees exceeds the number of directors to be elected, our directors will be elected by a plurality of the shares represented in person or by proxy and entitled to vote on the election of directors at that Annual Meeting. In a non-contested election involving incumbent directors, our Bylaws provide that, if the votes cast "For" an incumbent director nominee do not exceed the number of votes "Withheld", the incumbent director will offer to tender his resignation to the Board. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether an incumbent director has been elected. The Nominating and Corporate Governance Committee of the Board will review the circumstances surrounding the "Withheld" vote and promptly make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken. In making its decision, the Board will evaluate the best interests of Rigel and our stockholders and will consider all factors and relevant information. The Board will act on the Nominating and Corporate Governance Committee's recommendation and publicly disclose its decision, as well as the rationale behind it, within 90 days from the date of certification of the stockholder vote. The director who tenders his resignation will not participate in the Board's or the Nominating and Corporate Governance Committee's decisions.

        In the event that any nominee should become unavailable for election as a result of an unexpected occurrence, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Nominating and Corporate Governance Committee of the Board. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.

        The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Board to nominate each director for the upcoming term. The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company's business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board's overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Board views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Board to believe that the nominee should continue to serve on the Board. However, each member of the Board may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members of the Board.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2018 ANNUAL MEETING

        Raul R. Rodriguez, age 54, was appointed President and Chief Executive Office and a member of the Board of Directors in November 2014. Until then, he had served as our President and Chief Operating Officer since May 2010. He joined us as Vice President, Business Development in April 2000, became our Senior Vice President, Business Development and Commercial Operations in December 2002 and became our Executive Vice President and Chief Operating Officer in June 2004. From 1997 to March 2000, he served as Senior Vice President, Business Development and Operations for Ontogeny, Inc., a biotechnology company. From 1994 to 1997, he served as the Executive Director, Business Development and Market Planning for Scios, Inc., a pharmaceutical company. From 1989 to 1994, Mr. Rodriguez held various positions at G.D. Searle & Company, a pharmaceutical company. In these companies, Mr. Rodriguez held positions of increasing responsibility in the areas of business development and planning. After earning his Bachelor's degree from Harvard College, Mr. Rodriguez went on to earn his Masters of Public Health at the University of Illinois and subsequently received his M.B.A. at the Stanford Graduate School of Business.

        The Board concluded that Mr. Rodriguez should continue to serve as a member of the Board in part due to his extensive leadership skills and operational expertise, including his operational experience and deep understanding of our business as our President and Chief Executive Officer.

        Gary A. Lyons, age 64, joined us as a director in October 2005. Mr. Lyons is also a member of the board of directors of Neurocrine Biosciences, Inc., a biopharmaceutical company. Mr. Lyons served as Neurocrine's Chief Executive Officer and member of its board of directors of from 1993 until 2008. Mr. Lyons also serves on the board of directors of Vical, Inc., Retrophin, Inc. and KaloBios Pharmaceuticals, Inc., each a biopharmaceutical company, and Cytori Therapeutics, Inc., a biotechnology company, and was Chairman of the board of directors of NeurogesX, Inc., a biopharmaceutical company, until 2013. He served on the board of directors of PDL BioPharma, Inc., a biopharmaceutical company, from July 2008 until he resigned in December 2008 to join the board of directors of Facet Biotech Corporation following Facet's spin-off from PDL, and served on the board of directors there until Facet's acquisition by Abbott Laboratories in April 2010. Mr. Lyons also served on the board of directors of Poniard Pharmaceuticals, a biopharmaceutical company, from June 2009 to December 2011. From 1983 to 1993, he held a number of management positions at Genentech, including Vice President of Business Development and Vice President of Sales, and also served as a member of Genentech's Executive Committee. Mr. Lyons was responsible for international licensing, acquisitions and partnering for Genentech's Corporate Venture Program and had operating responsibility for two subsidiaries, Genentech Canada, Inc. and Genentech Limited (Japan). He holds a B.S. in Marine Biology from the University of New Hampshire and an M.B.A. from Northwestern University's J.L. Kellogg Graduate School of Management.

        The Board concluded that Mr. Lyons should continue to serve as a member of the Board in part due to his extensive experience negotiating and developing collaborative relationships, his sales expertise and his track record of assessing the market for pharmaceutical candidates, all of which are key to the success of our business.

        Donald G. Payan, M.D., age 66, one of our co-founders, has been a member of our Board since July 1996. In February 2008, Dr. Payan became our Executive Vice President, President of Discovery and Research. Prior to this role, he served as our Executive Vice President and Chief Scientific Officer since January 1997. From January 1997 to July 1998, he also served as our Chief Operating Officer. From July 1996 to January 1997, Dr. Payan served as our President and Chief Executive Officer. From December 1995 to May 1996, Dr. Payan was Vice President of AxyS Pharmaceuticals, Inc., a biopharmaceutical company. From September 1992 to December 1995, Dr. Payan was Executive Vice President and Chief Scientific Officer of Khepri Pharmaceuticals, Inc., a biopharmaceutical company, which he founded and subsequently merged with AxyS Pharmaceuticals. Dr. Payan did his residency training in Medicine at Massachusetts General Hospital and is a former Professor of the University of California, San Francisco and member of The Howard Hughes Medical Institute.

        The Board concluded that Dr. Payan should continue to serve as a member of the Board in part due to the fact that he brings historic knowledge and continuity to the Board as one of our co-founders, as well as extensive research experience and demonstrated ability to grow new research programs.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2016 ANNUAL MEETING OF SHAREHOLDERS

        Peter S. Ringrose, Ph.D., age 69, joined us as a director in February 2005. Dr. Ringrose's experience in the pharmaceutical industry spans more than 40 years and includes key leadership positions as Senior Vice President for Worldwide Drug Discovery and Medicinal R & D Europe at Pfizer Inc., a pharmaceutical company, and Division Director of Chemotherapy, Infectious Diseases and Molecular Sciences at the Sandoz Research Institute in Vienna, Austria. In 2002, Dr. Ringrose retired from Bristol-Myers Squibb, a pharmaceutical company, where he served as Chief Scientific Officer from January 2000 to December 2002, as well as President of the Pharmaceutical Research Institute from January 1997 to December 2002. Dr. Ringrose served as chair of the Biotechnology and Biological Sciences Research Council (UK) from 2003 until 2009, and was a member of the UK Government's Technology Strategy Board. He is a Council member of the Foundation for Science and Technology in the United Kingdom and also chairs the Corporate Partnership Board at Pembroke College, Cambridge where he is a lifetime Honorary Pitt Fellow. Dr. Ringrose served on the board of directors of Theravance, Inc. from April 2010 until June 2014, when Theravance Biopharma, Inc. was spun off from Theravance, Inc., and has served on the board of directors of Theravance Biopharma, Inc. since October 2013. Dr. Ringrose was a director of Astex Therapeutics, Inc., a biopharmaceutical company, until September 2011 when it was acquired, was a director of Biotica Technology, Ltd. until December 2013, and served on the Scientific Advisory Boards of Schering-Plough Research Institute, Cempra Pharmaceuticals, Inc. and Accenture Inc. Dr. Ringrose also served on the board of governors for the New York Academy of Sciences from 1999 to 2005. He has served on the boards of Cambridge Antibody Technology Ltd., ImClone Systems, Inc. and Pfizer, Ltd. and on the Scientific Advisory Board at Merlin Biosciences Ltd. Dr. Ringrose received a B.S., an M.A. and a Ph.D. from the University of Cambridge.

        Bradford S. Goodwin, age 60, joined us as a director in January 2007. Mr. Goodwin is currently CEO of CharlestonPharma, LLC, a biopharmaceutical company. Mr. Goodwin's prior public company board service includes NeurogesX from August 2009 to July 2013, Facet Biotech Corporation from December 2008 to April 2010, when Facet was acquired by Abbott Laboratories, PDL BioPharma from 2006 to 2008, CoTherix, Inc., a biopharmaceutical company, from 2004 until 2007, when it was acquired by Actelion Pharmaceuticals Ltd., and Novacea, Inc., a publicly held biopharmaceutical company focused on in licensing, developing and commercializing novel therapies for cancer, from 2002 until 2006. From 2001 to 2006, he was Chief Executive Officer of Novacea. Prior to Novacea, Mr. Goodwin

was President, Chief Operating Officer and Founder of Collabra Pharma, Inc., a company focused on pharmaceutical product licensing and development. Before founding Collabra, he held various senior executive positions with Genentech, including Vice President of Finance. After becoming a CPA while working as an auditor at PricewaterhouseCoopers, he served on expert advisory committees of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and the International Accounting Standards Board. Mr. Goodwin is also a co-founder and director of finance for The Rare Barrel, a craft brewery specializing in barrel aged sour beer, which commenced brewing operations in February 2013. He holds a B.S. in Business Administration from the University of California, Berkeley.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2017 ANNUAL MEETING OF SHAREHOLDERS

        Walter H. Moos, Ph.D., age 60, joined us as a director in March 1997. In March 2005, Dr. Moos joined SRI International, an independent nonprofit research institute, as Vice President and head of the biosciences division, and was named President of SRI Biosciences in January 2015. From 1997 to 2004, Dr. Moos served as the Chairman and Chief Executive Officer of MitoKor, Inc., a biotechnology company. Prior to that, he served as a Vice President of Chiron Corporation, a biotechnology company, and as a Vice President at the Parke-Davis Pharmaceutical Research Division of the Warner-Lambert Company. He has been an Adjunct Professor at the University of California, San Francisco, since 1992. He also has served as an adjunct faculty member at the University of Michigan and at James Madison University. Dr. Moos served on the board of directors of MIGENIX Inc., a biopharmaceutical company, from 2004 to 2008. He has also served on the boards of numerous private companies and several non-profit organizations. Dr. Moos has been an advisor to the National Academy of Sciences and venture capital firms. Dr. Moos holds an A.B. from Harvard University and a Ph.D. in Chemistry from the University of California, Berkeley.

        Stephen A. Sherwin, M.D., age 66, joined us as a director in March 2000. Dr. Sherwin serves on the boards of directors of Neurocrine Biosciences, Biogen Idec, Verastem and Vical, each of which is a biotechnology company, and served on the board of BioSante Pharmaceuticals until it merged with ANI Pharmaceuticals in June, 2013. Dr. Sherwin previously served as Chief Executive Officer of Cell Genesys, a cancer immunotherapy company, beginning in 1990, and as its Chairman beginning in 1994, until the company's merger with BioSante Pharmaceuticals (now ANI Pharmaceuticals) in 2009. He was also co-founder and Chairman of the board of directors of Abgenix, Inc, an antibody company that was acquired by Amgen, Inc. in 2006, and co-founder and chairman of Ceregene, a gene therapy company, which was acquired by Sangamo Biosciences in 2013. In addition, Dr. Sherwin served on the board of directors of the Biotechnology Industry Organization from 2002 to 2014 and as its Chairman from 2009 to 2011. From 1983 to 1990, Dr. Sherwin held various positions at Genentech, most recently as Vice President of Clinical Research. Prior to 1983, he was on the staff of the National Cancer Institute. Dr. Sherwin holds a B.A. summa cum laude in Biology from Yale University and an M.D. from Harvard Medical School. He is board-certified in internal medicine and medical oncology and is currently a Clinical Professor of Medicine at University of California, San Francisco and a volunteer Attending Physician in the Hematology/Oncology Division at San Francisco General Hospital. He is a fellow of the American College of Physicians and a member of the American Society of Clinical Oncology.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

        The Nasdaq Stock Market ("Nasdaq") listing standards require that a majority of the members of a listed company's Board of Directors qualify as "independent," as affirmatively determined by the Board. The Board consults with our counsel from time to time to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of Nasdaq.

        Consistent with these considerations, after review of all relevant identified transactions and relationships between each director, or any of his family members, and Rigel, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that all of our current directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Raul R. Rodriguez, our Chief Executive Officer, and Donald G. Payan, our Executive Vice President and President of Discovery and Research, who are not independent directors by virtue of their employment with the Company. In making this determination, the Board found that none of the directors or nominees for director determined to be independent by the Board had a material or other disqualifying relationship with Rigel.

Meetings of the Board of Directors

        The Board met five times during fiscal year 2014. All of our directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served that were held during the period for which they were directors or committee members, respectively. As required under applicable Nasdaq listing standards, in fiscal year 2014, Rigel's independent directors met in executive session, at which only independent directors were present, at every regularly scheduled meeting of the Board.

Board Leadership Structure

        Currently, the Board has an independent chair, Mr. Lyons, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board chair has substantial ability to shape the work of the Board. The Board has no specific policy with respect to the separation of the positions of Board chair and Chief Executive Officer, and believes that separation of the positions represents an appropriate allocation of roles and responsibilities at this time.

Role of the Board in Risk Oversight

        One of the Board's key functions is informed oversight of the Company's risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent to their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Both the Board as a whole and the various standing committees receive periodic reports, as well as incidental reports, as matters arise, from our General Counsel, who is also our Corporate Secretary and compliance officer. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the General Counsel the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

        The Board has four standing committees: an Audit Committee, a Compensation Committee, a Finance Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal year 2014 for each of the Board committees:

Name	Audit	Compensation	Finance	Nominating and Corporate Governance
Raul R. Rodriguez(1)
James M. Gower(2)			X
Donald G. Payan, M.D.
Bradford S. Goodwin(3)	X*
Gary A. Lyons(4)	X	X*	X
Walter H. Moos, Ph.D.(5)		X		X*
Hollings C. Renton(6)	X
Peter S. Ringrose, Ph.D.(7)		X		X
Stephen A. Sherwin, M.D.(8)	X		X*	X
Total meetings in fiscal year 2014:	7	5	0	1

*
Committee Chairperson

(1)
Mr. Rodriguez was appointed to the Finance Committee effective April 1, 2015, filling Mr. Gower's vacated seat.

(2)
Mr. Gower resigned from his position as Chief Executive Officer and a member of the Board effective November 20, 2014.

(3)
Mr. Goodwin was appointed to and made Chairperson of the Finance Committee effective April 1, 2015.

(4)
Mr. Lyons was appointed to the Audit Committee effective March 30, 2014.

(5)
Dr. Moos was appointed Chairperson of the Compensation Committee effective April 1, 2015.

(6)
Mr. Renton resigned from the Board effective March 30, 2014.

(7)
Dr. Ringrose was appointed Chairperson of the Nominating and Corporate Governance Committee effective April 1, 2015. Dr. Ringrose also serves as the Scientific Advisor to the Board.

(8)
Dr. Sherwin was replaced on the Finance Committee by Mr. Goodwin effective April 1, 2015.

        Below is a description of each standing committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate, to carry out its responsibilities. In addition to the standing committees of the Board, the Board retains a scientific advisor role, more fully described below following the descriptions of the standing committees. The Board has determined that each member of each committee, as well as the scientific advisor role, meets the applicable Nasdaq rules and regulations regarding "independence" and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

        The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee Rigel's corporate accounting and financial reporting processes and audits of our financial statements. The Audit Committee: evaluates the performance of and assesses the qualifications of the independent registered public accounting firm;

determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent public registered accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed audit, review and attest services and any permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on Rigel's audit engagement team as required by law; reviews and assesses the objectivity and independence of our independent registered public accounting firm; reviews the financial statements to be included in Rigel's Annual Report on Form 10-K; discusses with management and the independent registered public accounting firm the results of the annual audit and the results of Rigel's quarterly financial statements; reviews with management the disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operation" in the Company's periodic reports filed with the SEC; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the results of management's efforts to monitor compliance with Rigel's programs and policies designed to ensure adherence to applicable laws and rules and Rigel's Code of Conduct, including reviewing and approving related-party transactions. In addition, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures.

        Mr. Goodwin and Dr. Sherwin were the members of the Audit Committee for all of fiscal year 2014. Mr. Renton resigned from the Board effective March 30, 2014, and Mr. Lyons was appointed to the Audit Committee effective March 30, 2014. The Audit Committee met seven times during fiscal year 2014. The Audit Committee has adopted a written charter that is available to stockholders on our website at http://media.corporate-ir.net/media_files/IROL/12/120936/Rigel_Audit_Committee_Charter.pdf.

        The Board reviews the Nasdaq listing standards definition of "independence" for Audit Committee members on an annual basis and has determined that all members of Rigel's Audit Committee are independent (as independence is currently defined in Rules 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board has also determined that Messrs. Goodwin and Lyons (and Mr. Renton in 2014) and Dr. Sherwin each qualify as an "audit committee financial expert," as defined in applicable rules and regulations promulgated by the SEC, and satisfies the financial sophistication requirements of the Nasdaq listing standards. For each of Messrs. Goodwin, Lyons and Renton and Dr. Sherwin, the Board made a qualitative assessment of their individual levels of knowledge and experience, based on a number of factors, including their respective formal education and the fact that each is a former chief executive officer with financial oversight responsibilities, as well as Mr. Renton's experience as a principal financial officer for a public company, Mr. Goodwin's experience as a principal accounting officer for a public company, and Dr. Sherwin's extensive knowledge of accounting principles and controls and procedures for financial reporting and his experience with the functions of an audit committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

        The Company's management has primary responsibility for preparing the Company's financial statements and establishing the financial reporting process. Rigel's independent registered public accounting firm is responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with United States generally accepted accounting principles.

(1)
The material in this Report of the Audit Committee of the Board of Directors is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

        The Audit Committee reviewed and discussed with Rigel's management the audited financial statements for the fiscal year ended December 31, 2014. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, , Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee also received the written disclosures and the letter from the independent registered public accountants, as required by the applicable requirements of the PCAOB regarding independent accountants' communications with the Audit Committee concerning independence, and discussed with the independent registered public accountants their independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in Rigel's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Audit Committee
Bradford S. Goodwin
Gary A. Lyons
Stephen A. Sherwin, M.D.

Compensation Committee

        The Compensation Committee of the Board of Directors acts on behalf of the Board to review, adopt and oversee Rigel's compensation strategy, policies, plans and programs. The Compensation Committee: reviews and approves corporate performance goals and objectives relevant to the compensation of Rigel's executive officers and other senior management; reviews and approves the compensation and other terms of employment of Rigel's Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other members of senior management; reviews and approves the compensation for Board members; administers Rigel's stock option and stock purchase plans, bonus plans, deferred compensation plans and other similar programs; and reviews with management Rigel's Compensation Discussion and Analysis (the "CD&A") and considers whether to recommend that it be included in Rigel's proxy statements and other filings. In addition, our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

        The following three directors are the members of the Compensation Committee: Mr. Lyons, Dr. Moos and Dr. Ringrose, all of whom were on the Compensation Committee for all of fiscal year 2014. Dr. Moos replaced Mr. Lyons as chairperson of the Compensation Committee effective April 1, 2015. All members of Rigel's Compensation Committee in 2014 and as of the date of this proxy statement were independent (as "independence" is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Compensation Committee met five times during fiscal year 2014. The Compensation Committee has adopted a written charter that is available to stockholders on our website at: http://phx.corporate-ir.net/External.File?item=UGFyZW50SUQ9MTg2MjIxfENoaWxkSUQ9LTF8VHlwZT0z&t=1.

        Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with a representative from management. Our General Counsel serves as the representative of management. In addition, from time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice, or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations regarding his compensation or individual performance objectives. However, the Chief Executive Officer is consulted regarding any promotion or compensation decision affecting other members of management. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Rigel, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultants' reasonable fees and other retention terms.

        In November 2013, the Compensation Committee engaged Radford (an AON Hewitt Company) to review and make recommendations regarding Rigel's peer group, executive compensation and director compensation. As compensation for these services, Radford was paid $25,560 in 2014 for work done in 2013 and 2014 directed to 2014 compensation recommendations. In November 2014, Radford was again engaged by the Compensation Committee to make recommendations regarding Rigel's peer group, executive compensation and director compensation, and was paid $32,425 in 2015 for work done in 2014 and 2015 directed to 2015 compensation recommendations. For more information regarding the market analysis used by the Compensation Committee to set executive compensation, please see "Competitive Market Review and Benchmarking" below.

        Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards, and recommended new performance objectives to the Board at one or more meetings generally held during the first quarter of the year. The Compensation Committee also considers, at various meetings throughout the year, matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of Rigel's compensation strategy, potential modifications to that strategy, and new trends, plans or approaches to compensation. Unanticipated circumstances can result in a promotion or a change to an individual's compensation package. Generally, the Compensation Committee's process comprises two related elements: the determination of compensation level and the establishment or recommendation of performance objectives for the current year. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee and, based upon that evaluation, the Compensation Committee either approves any adjustments to his compensation or makes a recommendation to our Board regarding any such adjustments to his compensation, as well as awards to be granted. For all executive officers and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tally sheets that set forth the total compensation that may become payable to executive officers in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and recommendations of the Compensation Committee's compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant or public information. The Compensation Committee referenced the peer group identified in the report of Radford in setting executive compensation and considering director compensation for 2014, as well as publicly available data provided by management on the executive and director compensation of the peer group identified by Radford.

        The specific recommendations of the Compensation Committee with respect to executive and director compensation for fiscal years 2014 and 2015 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Risk Assessment of Compensation Policies and Practices.

        Members of our senior management, including our Chief Executive Officer, Chief Financial Officer and General Counsel, with oversight by the Compensation Committee, conducted an assessment of our compensation programs and policies to determine whether the incentives provided by these programs and policies were appropriate or had the potential to encourage excessive risk-taking by employees.

        The assessment focused on the key terms of the Company's equity compensation and variable cash incentive compensation programs, such as the cash incentive plans. Our compensation programs were analyzed to determine whether they introduced or encouraged excessive risk-taking or other behaviors that could have an adverse impact on our business and whether existing risk mitigation features were sufficient in light of the overall structure and composition of our compensation programs. In particular, the assessment focused on the ability of participants to affect the level of the variable component of their compensation and the controls over participant action and variable compensation.

        Specific features of our compensation plans and programs identified during the assessment process as discouraging or potentially mitigating excessive risk-taking include:

  •
  Annual base salary, which is fixed compensation, constitutes the primary component of compensation for all employees, including for executives.

  •
  Performance-based cash incentive awards are primarily designed to reward corporate performance, rather than purely individual performance.

  •
  The vast majority of our employees earn annual salaries, although a few are paid on an hourly basis. Additionally, all of our employees are eligible for cash incentive payments based on company performance, and none are being paid on a commission basis.

  •
  Our internal controls over financial reporting and the measurement and calculation of compensation goals, such as corporate performance measures and other financial, operational, and compliance policies and practices, are designed to prevent compensation programs from being susceptible to manipulation by any employee.

        Our compensation programs are designed to encourage employees to remain focused on both short-term and long-term goals through the use of performance-based annual cash incentive awards, which focus on short-term performance goals, and equity awards, which typically vest over a number of years and, therefore, encourage employees to focus on long-term performance.

        The Compensation Committee determined that, for all employees, our compensation programs do not encourage excessive risk-taking or create risks that are reasonably likely to have a material adverse effect on the Company and, instead, encourage behaviors that support sustainable value generation.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is currently, or ever has been, an officer or employee of Rigel. No executive officer of Rigel has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Compensation Committee.

        Rigel has entered into indemnity agreements with all of our board members, including the members of our Compensation Committee, which provide, among other things, that the Company will indemnify each of them, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director of Rigel, and otherwise to the fullest extent permitted under Delaware law and Rigel's Bylaws.

 REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS(2)

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Compensation Committee
Gary A. Lyons
Walter H. Moos, Ph.D.
Peter S. Ringrose, Ph.D.

Finance Committee

        The Finance Committee of the Board was formed in September 2004. The Finance Committee reviews and approves the overall strategy, plans, policies and actions related to adjustments to Rigel's capital structure, certain financing arrangements and strategic collaborations for the Company. The following two directors were members of the Finance Committee for all of 2014: Mr. Lyons and Dr. Sherwin. Effective April 1, 2015, Mr. Rodriguez and Mr. Goodwin were appointed to the Finance Committee by the Board, upon recommendation of the Nominating and Corporate Governance Committee, with Mr. Rodriguez filling Mr. Gower's vacated seat and Mr. Goodwin replacing Dr. Sherwin. Mr. Goodwin was also made Chairperson of the Finance Committee. Mr. Gower resigned from his position as Chief Executive Officer and a member of the Board effective November 20, 2014. Mr. Gower had previously been Chairperson of the Finance Committee. Other than Mr. Gower and Mr. Rodriguez, all members of Rigel's Finance Committee in 2014 and as of the date of this proxy statement were independent, as "independence" is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards. The Finance Committee did not meet during fiscal year 2014.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board, and developing a set of corporate governance guidelines for Rigel. In addition, our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct.

        The following three directors are the members of the Nominating and Corporate Governance Committee: Drs. Moos, Ringrose and Sherwin, all of whom were on the Nominating and Corporate Governance Committee for all of fiscal year 2014. Dr. Ringrose replaced Dr. Moos as chairperson effective April 1, 2015. All members of the Nominating and Corporate Governance Committee are independent, as "independence" is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards. The Nominating and Corporate Governance Committee met one time during fiscal year 2014. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on our website at http://media.corporate-ir.net/media_files/IROL/12/120936/corpgov/NominatingCommitteeCharter.pdf.

(2)
The material in this Report of the Compensation Committee of the Board is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

        The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications. The Nominating and Corporate Governance Committee will generally consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, demonstrating the ability to read and understand basic financial statements, having sufficient time to devote to the affairs of Rigel, possessing a reputation for personal integrity and ethics, having demonstrated excellence in his or her field, exhibiting the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of Rigel's stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. The Nominating and Corporate Governance Committee also values diversity as a factor in selecting nominees to serve on the Board. Although there is no specific policy on diversity, the Nominating and Corporate Governance Committee considers the criteria noted above in selecting nominees for directors as well as the combined background, spectrum of experience and expertise of a nominee as enhancing the diversity of the Board. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of Rigel and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers all factors, as it deems appropriate, given the current needs of the Board and Rigel, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors' overall service to Rigel during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors' independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates, after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at least 120 days prior to the anniversary date of the mailing of Rigel's proxy statement for the preceding annual meeting of stockholders, addressed to the Legal Department, Rigel Pharmaceuticals, Inc. at 1180 Veterans Boulevard, South San Francisco, CA 94080. The deadline for nominating a director for the 2016 Annual Meeting of Stockholders is December 15, 2015. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company's stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Scientific Advisor

        The Board has maintained a Scientific Advisor since 2011. Dr. Ringrose has served in this capacity to date. This position reports directly to the Board on scientific matters that have an impact on the Company. In this position, the Scientific Advisor meets with the Company's scientific team from time to time and keeps abreast of the literature and work performed by third parties in the Company's fields of interest. The position is solely a Board function.

Stockholder Communications with the Board of Directors

        To date, Rigel has not adopted a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate and timely responses are provided to stockholders. We believe our responsiveness to stockholder communications to the Board has been excellent. If a formal process for stockholder communications with the Board is adopted, we will publish it promptly and post it on Rigel's website.

        Persons interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Legal Department, Rigel Pharmaceuticals, Inc. at 1180 Veterans Boulevard, South San Francisco, CA 94080. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, Finance or Nominating and Corporate Governance Committee.

CODE OF CONDUCT

        We have adopted the Rigel Pharmaceuticals Code of Conduct that applies to all officers, directors and employees. If Rigel makes any amendments to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, we intend to promptly disclose the nature of the amendment or waiver on our website. The Code of Conduct is available on our website at http://media.corporate-ir.net/media_files/IROL/12/120936/corpgov/codeofconduct.pdf.

 PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        At the 2011 Annual Meeting, our stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a "say-on-pay vote," every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, the Board is again asking the shareholders to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules.

        This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. The compensation of our Named Executive Officers subject to the vote is disclosed in the Compensation Discussion and Analysis section, the compensation tables and the related narrative disclosure contained in this proxy statement.

        As discussed in the Compensation Discussion and Analysis section of this proxy statement, we believe that our compensation policies and decisions are designed to motivate our management team to create long-term value for our stockholders by achieving strategic business objectives while effectively managing the risks and challenges inherent in a clinical stage biotechnology company. Further, we believe that our long-term success depends in large measure on the talents of our employees. Our compensation system plays a significant role in our ability to attract, retain and motivate the highest quality workforce and experienced executives to lead us successfully in a competitive environment. We believe that our current executive compensation program directly links executive compensation to performance, aligning the interests of our executive officers with those of our stockholders. We encourage you to review carefully the "Compensation Discussion and Analysis" beginning on page 29 of this proxy statement and the tabular and other disclosures on executive compensation beginning on page 36 of this proxy statement.

        Accordingly, our Board is asking our stockholders to indicate their support for the compensation of our Named Executive Officers as described in this proxy statement by casting a non-binding advisory vote "For" the following resolution:

        "RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

        Because the vote is advisory, it is not binding on the Board or us. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. The "Compensation Discussion and Analysis," beginning on page 29, describes some of this feedback and reflects response to this outreach effort.

        Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

 PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has selected Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1996. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this proposal has been approved.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

        In connection with the audit of the 2014 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP will perform audit and interim review services for the Company, which engagement agreement is subject to alternative dispute resolution procedures.

        The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2014 and December 31, 2013 by Ernst & Young LLP, the Company's independent registered public accounting firm.

	Fiscal Year Ended
	2014	2013
	Fiscal Year Ended
Audit fees	$684	$516
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total fees	$684	$516

        "Audit fees" consist of fees billed for professional services rendered for the audit of our financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

        "Audit-related fees" consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." No such fees were billed during either fiscal year 2014 or 2013.

        "Tax fees" include fees for tax compliance, tax planning and tax advice. No tax fees were billed in 2014 or 2013.

        "All other fees" consist of fees for products and services other than the services described above. No such fees were billed during either fiscal year 2014 or 2013.

        All fees described above were approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee pre-approves all audit and permissible non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be given as part of the Audit Committee's approval of the scope of the engagement of the independent registered public accounting firm, or on an individual, explicit case-by-case basis, before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

        The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

 MANAGEMENT
EXECUTIVE OFFICERS

        Set forth below is the name, age, position and a brief summary of the business experience of each of our executive officers as of March 1, 2015.

Name	Age	Position
Raul R. Rodriguez	54	President and Chief Executive Officer and Director
Donald G. Payan, M.D.	66	Executive Vice President and President of Discovery and Research and Director
Ryan D. Maynard	45	Executive Vice President and Chief Financial Officer
Elliott B. Grossbard, M.D.	67	Executive Vice President and Chief Medical Officer
Dolly A. Vance	50	Executive Vice President, Corporate Affairs, General Counsel and Corporate Secretary

        Raul R. Rodriguez's biography is set forth under the heading "Proposal 1—Election of Directors" above.

        Donald G. Payan, M.D., one of our co-founders, has been a member of our Board since July 1996. In February 2008, Dr. Payan became our Executive Vice President and President of Discovery and Research. Prior to this, he had served as Executive Vice President and Chief Scientific Officer since January 1997. From January 1997 to July 1998, he also served as our Chief Operating Officer. From July 1996 to January 1997, Dr. Payan served as our President and Chief Executive Officer. From December 1995 to May 1996, Dr. Payan was Vice President of AxyS Pharmaceuticals, Inc., a biopharmaceutical company. From September 1992 to December 1995, Dr. Payan was Executive Vice President and Chief Scientific Officer of Khepri Pharmaceuticals, Inc., which he founded and subsequently merged with AxyS Pharmaceuticals. Dr. Payan did his residency training in Medicine at the Massachusetts General Hospital, and is a former Professor at the University of California, San Francisco and member of The Howard Hughes Medical Institute.

        Ryan Maynard has served as our Executive Vice President and Chief Financial Officer since May 2010. Mr. Maynard is also a member of the board of directors of Lion Biotechnologies, Inc., a biotechnology company. He joined Rigel in September 2001 as Corporate Controller and was appointed as an Assistant Secretary in October 2001. In June 2006 he became Vice President of Finance and Acting Chief Financial Officer and became our Vice President and Chief Financial Officer in January 2007. Prior to joining Rigel, Mr. Maynard was Corporate Controller and Director of Finance and Accounting for Personify, Inc., an e-commerce software company, from November 1999 to April 2001. From July 1998 to October 1999 he served as Controller of General Magic, Inc. and from July 1994 to June 1998 he held various positions at Siliconix, Inc., most recently as Senior Finance Manager. He previously worked at Ernst & Young, LLP, where he became a certified public accountant. Mr. Maynard holds a B.S. in Commerce—Accounting from Santa Clara University.

        Elliott B. Grossbard, M.D., has served as our Executive Vice President, Chief Medical Officer since February 2008. He joined Rigel in 2002 as our Senior Vice President of Medical Development. Prior to joining Rigel, Dr. Grossbard was Vice President, Clinical Affairs for Avigen Inc., an Alameda-based gene therapy products company. Before that, Dr. Grossbard served as Senior Vice President of Development and Vice President of Medical and Regulatory Affairs at Scios, Inc. During his tenure there, he oversaw several operational areas, including pharmacology/toxicology, quality control/quality and manufacturing/process sciences. He was also integral in the clinical development of Scios' lead compound Natrecor® ("nesiritide"), which was approved by the FDA in 2001 for the treatment of acute heart failure, and the preclinical development of a variety of proteins, peptides and small molecules. From 1982 through 1990, Dr. Grossbard held the positions of Associate Director, Clinical Research, and Director, Clinical Research at Genentech Inc. At Genentech, he directed the development of the thrombolytic agent Activase® tissue plasminogen activator ("TPA") from the earliest preclinical studies through clinical trials, NDA filing and FDA approval. Dr. Grossbard joined Genentech from Hoffmann-LaRoche where he held various positions in clinical research. Dr. Grossbard's primary research focus at Roche was on the interferon-alpha (Roferon®) program. Prior to joining the corporate sector, Dr. Grossbard held numerous academic appointments at such leading research institutions as Memorial Sloan-Kettering and Cornell University Medical Center, including Director of the Adult Bone Marrow Transplant Program at Memorial Sloan-Kettering. Dr. Grossbard received his B.A. from Columbia College in 1969 and his M.D. from Columbia University in 1973. In addition, he received a M.S. in Law from Yale University School of Law in 1981. He trained in Medicine at Massachusetts General Hospital and in Hematology at Columbia University and Sloan-Kettering.

        Dolly A. Vance has served as our Executive Vice President, Corporate Affairs, General Counsel and Corporate Secretary since May 2010. Ms. Vance had been serving as Senior Vice President, General Counsel and Corporate Secretary since January 2007 and Vice President and General Counsel since January 2003. She joined Rigel in September 2000 as Rigel's first in-house counsel. Until September 2000, she was at the law firm of Flehr Hohbach Test Albritton & Herbert LLP (now Dorsey & Whitney LLP), where she was a partner. Prior to law school she worked in various research laboratories, including the laboratory of Norman Davidson at California Institute of Technology. She holds a Bachelor's degree from University of California, San Diego and a J.D. from Boston University School of Law.

        Our executive officers are appointed by our Board and serve until their successors are elected or appointed. There are no family relationships among any of our directors or executive officers.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        As of March 1, 2015, stock options covering an aggregate of 20,082,108 shares of common stock were outstanding under the 2011 Equity Incentive Plan (the "2011 Plan"), the 2000 Equity Incentive Plan (the "2000 Plan") and the 2000 Non-Employee Directors' Plan (the "Directors' Plan") 10,205,423 under the 2011 Plan, 9,161,534 under the 2000 Plan and 715,151 under the Directors' Plan), and 4,482,439 shares of common stock (plus any shares that might in the future be returned to the 2011 Plan, the 2000 Plan and the Directors' Plan as a result of the repurchase of shares or the cancellation or expiration of options) remained available for future grant under the 2011 Plan, the 2000 Plan and the Directors' Plan (871,267 shares under the 2011 Plan, 3,138,141 shares under the 2000 Plan and 473,031 shares under the Directors' Plan). The weighted average exercise price of all options outstanding as of March 1, 2015 was approximately $7.76 ($4.20 for shares under the 2011 Plan, $11.66 for shares under the 2000 Plan and $8.77 for shares under the Directors' Plan), and the weighted average remaining term of such options was approximately 6.48 years (8.78 years under the 2011 Plan, 4.00 years under the 2000 Plan and 5.60 years under the Directors' Plan). Except as set forth above, as of March 1, 2015, 200,000 shares of common stock were subject to issuance upon the exercise of outstanding non-compensatory warrants and no other shares were subject to issuance upon the conversion of any convertible securities. A total of 88,048,482 shares of common stock were outstanding as of the record date.

        The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of December 31, 2014.

 EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	17,170,673	$9.04	11,174,224	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	17,170,673	$9.04	11,174,224	(1)

(1)
Includes 3,578,153 shares of common stock authorized for future issuance under the Purchase Plan.

 SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of March 1, 2015 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock. Unless otherwise indicated, the address for each beneficial owner listed below is: c/o Rigel Pharmaceuticals, Inc., 1180 Veteran Boulevard, South San Francisco, CA 94080.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Five percent stockholders
Entities Affiliated with FMR LLC(2) 245 Summer Street Boston, MA 02109	13,168,911	14.96%
Entities Affiliated with Broadfin Capital LLC(3) 237 Paul Avenue, Suite 900 New York, New York 10017	8,501,750	9.66%
Entities Affiliated with BlackRock, Inc.(4) 40 East 52nd Street New York, NY 10022	6,750,969	7.67%
Palo Alto Investors, LLC(5) 470 University Ave. Palo Alto, CA 94301	5,176,319	5.88%
Entities Affiliated with Oppenheimer Funds, Inc.(6) Two World Financial Center New York, NY 10022	5,000,000	5.68%
Wellington Management Company, LLP(7) 248 Congress Street Boston, MA 02210	4,916,925	5.58%
Directors and executive officers
James M. Gower(8)	1,894,267	2.11%
Donald G. Payan, MD(9)	1,323,208	1.48%
Raul Rodriguez(10)	1,294,446	1.45%
Elliott B. Grossbard, M.D.(11)	1,028,528	1.15%
Ryan D. Maynard(12)	1,041,747	1.17%
Walter H. Moos, Ph.D.(13)	140,834	*
Stephen A. Sherwin, M.D.(14)	141,539	*
Hollings C. Renton(15)	0	*
Peter S. Ringrose, Ph.D.(16)	137,500	*
Bradford S. Goodwin(17)	147,500	*
Gary A. Lyons(18)	143,044	*
Dolly A.Vance(19)	1,035,170	1.16%
All executive officers and directors as a group (10 persons)(20)	8,327,783	9.46%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 88,043,642 shares of the common stock of the Company outstanding on March 1, 2015, adjusted as required by rules.

(2)
Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR LLC ("FMR") and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 13,168,911 shares of the common stock as a result of acting as investment adviser to various investment companies ("Fidelity Funds") registered under Section 8 of the Investment Company Act of 1940, as amended (the "Investment Company Act"). Edward C. Johnson 3d and FMR, through its control of Fidelity and the Fidelity Funds, each has sole power to dispose of the 8,851,731 shares owned by the Fidelity Funds. The ownership of one investment company, Fidelity Growth Company Fund, amounted to 5,185,895 shares of the common stock outstanding. Members of the family of Edward C. Johnson 3d, Chairman of FMR, are the predominant owners, directly or through trusts, of shares of Series B voting common stock of FMR, representing approximately 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all shares of Series B voting common stock will be voted in accordance with the majority vote of shares of Series B voting common stock. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act, to form a controlling group with respect to FMR. Neither FMR nor Edward C. Johnson 3d, Chairman of FMR, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees.

(3)
Each of Broadfin Capital, LLC, Broadfin Healthcare Master Fund, Ltd. and Kevin Kotler has shared power to vote or to direct the vote of, and shared power to dispose or to direct the disposition of, all 8,501,750 shares of common stock. The address of Broadfin Capital, LLC and Kevin Kotler is listed above and the address of Broadfin Healthcare Master Fund, Ltd. is 20 Genesis Close, Ansbacher House, Second Floor, P.O. Box 1344, Grand Cayman KY1-1108, Cayman Islands.

(4)
The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022. BlackRock, Inc. possesses sole voting power over 6,381,800 shares and sole dispositive power over 6,750,969 shares.

(5)
Palo Alto Investors, LLC is a registered investment advisor and is the general partner and investment advisor of investment limited partnerships, and is the investment advisor to other investment funds. PAI's clients have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of, the Stock. No individual client separately holds more than five percent of the outstanding Stock. Patrick Lee, MD and Anthony Joonkyoo Yun, MD co-manage PAI. Dr. Lee and Dr. Youn expressly disclaim membership in a group and disclaim beneficial ownership of the stock except to the extent of their pecuniary interest therein.

(6)
Oppenheimer Funds, Inc., an investment advisor in accordance with Rule 13d-1(b)(1)(ii)(E) promulgated under the Exchange Act, beneficially owns 5,000,000 shares of the common stock of the Company, 5,000,000 shares of which are beneficially owned by Oppenheimer Global Opportunities Fund, an investment company registered under section 8 of the Investment Company Act. For purposes of the reporting requirements of the Exchange Act, Oppenheimer Funds, Inc. may be deemed to be a beneficial owner of such securities.

(7)
Wellington Management Group LLP, formerly known as Wellington Management Company, LLP, ("Wellington Management"), an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) promulgate under the Exchange Act, may be deemed to have beneficial ownership of 4,916,925 shares of the common stock of the Company that are held of record by clients of Wellington Management. Those clients have the right to receive, or the power to direct the receipt of, dividends or the proceeds from the sale of such securities. No such client is known to have such right or power with respect to more than five percent of the Company's common stock.

(8)
Includes 1,700,000 shares subject to stock options that are exercisable within 60 days.

(9)
Includes 1,214,874 shares subject to stock options that are exercisable within 60 days.

(10)
Includes 1,252,014 shares subject to stock options that are exercisable within 60 days.

(11)
Includes 1,026,528 shares subject to stock options that are exercisable within 60 days.

(12)
Includes 1,041,747 shares subject to stock options that are exercisable within 60 days.

(13)
Includes 138,612 shares subject to stock options that are exercisable within 60 days.

(14)
Includes 141,539 shares subject to stock options that are exercisable within 60 days.

(15)
Includes 0 shares subject to stock options that are exercisable within 60 days.

(16)
Includes 137,500 shares subject to stock options that are exercisable within 60 days.

(17)
Includes 137,500 shares subject to stock options that are exercisable within 60 days.

(18)
Includes 143,044 shares subject to stock options that are exercisable within 60 days.

(19)
Includes 1,032,973 shares subject to stock options that are exercisable within 60 days.

(20)
Includes shares owned by and granted to executive officers and directors. Includes 7,966,331 shares subject to stock options that are exercisable within 60 days, as described in the notes above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of our company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2014, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

 EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        Our Compensation Committee reviews and approves our executive compensation philosophy, objectives and methods, evaluates our performance and the performance of our executive officers, and either approves executive compensation or makes recommendations for ratification by our independent Board members. Between Board meetings, our Compensation Committee consults with various members of management, other committees of the Board or other members of the Board and independent third party consultants, where appropriate, and reviews management's compensation recommendations. The members of our Compensation Committee are appointed by our Board, and each member is an independent director (as "independence" is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The members of our Compensation Committee are Mr. Gary A. Lyons, Dr. Walter H. Moos and Dr. Peter S. Ringrose. Mr. Lyons was the Chair of the Compensation Committee for all of 2014 and the first quarter of 2015.

Background

        This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices for the following executives, who are referred to in this Compensation Discussion and Analysis and in the subsequent tables as our "Named Executive Officers":

  •
  Raul R. Rodriguez, our President and Chief Executive Officer;

  •
  James M. Gower, our former Chief Executive Officer;

  •
  Donald G. Payan, M.D., our Executive Vice President and President of Discovery and Research;

  •
  Elliott B. Grossbard, M.D., our Executive Vice President and Chief Medical Officer;

  •
  Ryan D. Maynard, our Executive Vice President and Chief Financial Officer; and

  •
  Dolly A. Vance, our Executive Vice President, Corporate Affairs, General Counsel and Corporate Secretary.

  2014 Management Changes

        In November 2014, our Board elected Raul R. Rodriguez to be our Chief Executive Officer, and appointed him as a director. Mr. Rodriguez had previously served as the Company's Chief Operating Officer since June 2004 and as President since March 2010. Mr. Gower resigned as our Chief Executive Officer, but remained an employee of the Company until December 31, 2014, but resigned from his position as an executive and as a member of the Board in November 2014.

Executive Summary

        Our executive compensation and benefits program is designed to retain key executive talent and to motivate our management team to create long-term value for our stockholders by achieving our strategic business objectives while effectively managing the risks and challenges inherent in a clinical stage biotechnology company. We try to ensure that a material portion of executive compensation is tied to company performance—including the achievement of strategic business objectives, product development and financial performance and cash position. Our compensation packages combine short and long-term compensation components, cash and equity components, and fixed and contingent components, in proportions that our Compensation Committee believes are optimized to most effectively attract and retain exceptional senior management while motivating them to achieve maximum stockholder value. Our executive officers' base salaries, target annual cash incentive compensation and annual equity incentive award amounts are set at levels that are designed to promote achievement of challenging short-term and long-term corporate goals and to be competitive with companies that the Compensation Committee considers to be peers in our industry, while also encouraging our executive officers to work for our long-term prosperity and stockholder value, without taking unnecessary or excessive risks.

        The following key governance features underlie our compensation program:

  •
  Our executive compensation programs are administered by our Compensation Committee comprised solely of independent directors.

  •
  Our executive compensation programs are structured to avoid inappropriate risk taking by our executive officers. Please see the discussion entitled "Risk Assessment of Compensation Policies and Practices" beginning on page 15 for more information on how our Compensation Committee concluded that the risks arising from our employee compensation programs do not encourage excessive risk-taking or create risks that are reasonably likely to have a material adverse effect on us and instead encourage behaviors that support sustainable value generation.

Business Highlights

        Since the beginning of 2014, we have experienced the following business events:

  •
  In February 2015, we announced the collaboration agreement with Bristol-Myers Squibb for the discovery, development and commercialization of cancer immunotherapies based on our extensive portfolio of small molecule transforming growth factor beta receptor kinase inhibitors, with an upfront payment of $30 million.

  •
  In January 2015, we announced that our Phase 3 clinical program in fostamatinib for the treatment of Immune Thrombocytopenic Purpura is actively enrolling patients in the United States and Europe. We expect to separately report top line results of the two clinical studies with the first study reporting in the first quarter of 2016.

  •
  In January 2015, we announced that we are initiating a Phase 2 clinical trial of fostamatinib in patients with IgA Nephropathy, a chronic autoimmune disease of the kidneys, and expect to report results the first half of 2016.

  •
  In January 2015, we announced that in December 2014 we earned a non-refundable payment of $5.8 million from AstraZeneca AB ("AZ") resulting from AZ's continued development of R256 in asthma as of December 2014.

  •
  In November 2014, we announced that James M. Gower resigned from the Board of Directors and from his position as Chairman and Chief Executive Officer, and Raul Rodriguez, then President and Chief Operating Officer, assumed the position of Chief Executive Officer and joined the Board of Directors.

  •
  In October 2014, we earned a milestone payment of $2.5 million from AZ for its initiation of a good laboratory practices toxicology study with R256 for the potential treatment of moderate to severe chronic asthma.

2014-2015 Compensation Program Highlights

        We believe the compensation awarded to our Named Executive Officers for the 2014 performance period reflected our pay-for-performance philosophy. In 2014, our Named Executive Officers did not receive salary increases and were not paid a bonus for performance in 2013, despite the fact that some of the annual performance goals for that year were achieved. Additionally, for the stock options granted in 2014, 50% of such options are subject to four-year time-based vesting, and 50% of such options are subject to performance-based vesting criteria.

        Given the totality of events in 2014, our Named Executive Officers, other than Mr. Rodriguez, were not given a salary increase in 2015, for the second consecutive year. Mr. Rodriguez received a salary increase to reflect his increased responsibility as President and Chief Executive Officer. Similar to the prior year, in 2015, executives did not receive any pay-out under the 2014 performance-based cash incentive plan. Finally, for the stock options granted in 2015, 50% of such options were granted with a two-year vesting period, and 50% of such options were granted subject to vesting based on corporate performance metrics.

Focus on Performance:

        Performance and contributions of the Named Executive Officers in serving our long-term goals were the primary considerations in determining executive compensation in early 2014. Stock option grants are generally made early in the year and, in part, reflect the performance of the executives in the prior year, as well as provide incentive for performance to be achieved in the coming years.

  •
  As reflected by the goals established under our short-term cash incentive plans, we continue to believe that executive compensation should be tied to goals related to clinical development and regulatory approval with respect to current or potential product candidates, business development, our cash position, and our pipeline of potential product candidates—that is, goals that help increase stockholder value and contribute to the long-term stockholder return and prosperity of the company, particularly given the volatile nature of our industry.

  •
  Generally, our Named Executive Officers' cash incentive compensation is dependent upon the achievement of specific and objective company performance goals that focus on creating incentives for management to achieve strategically important operational goals designed to translate into longer-term financial performance, as well as specific annual financial goals instrumental to achieving these operational goals and to the overall success of the company. No bonuses were granted under either the 2013 or 2014 Cash Incentive Plans to our officers.

  •
  None of our executive officers are provided with guaranteed equity compensation, or a guaranteed salary increase or non-performance based bonus pursuant to any plan or agreement. We do not have a policy to provide employment agreements to newly-hired executive officers, but we would consider it, on a case-by-case basis.

Change of Control Arrangements:

  •
  Our employment agreement with Dr. Payan and our Change of Control Severance Plan (the "Severance Plan") contain a "double trigger" mechanism for those individuals to be eligible for any change of control severance benefits. Neither Dr. Payan's employment agreement nor the Severance Plan provide for excessive change of control benefits—that is, they do not provide for change of control benefits greater than 2.5 times base salary and eligible bonus for any time period after Dr. Payan's or a participating officer's qualifying termination.

  •
  The Severance Plan contains no tax gross-up payment with respect to the excise tax liability, if any, under Section 4999 of the Code related to any Section 280G excess parachute payment and, instead, contains a best-after-tax provision. None of our executive officers are entitled to any gross-up payments with respect to tax liability under Section 4999 of the Code.

Perquisites and Other Benefits:

        We do not typically provide any perquisites to our executive officers. We provide general employment benefits to our executive officers on the same basis as the benefits provided to all of our employees, including health, vision and dental insurance, term life insurance, and short-term and long-term disability insurance.

Response to 2014 Say-on-Pay Vote

        We held an advisory stockholder vote on executive compensation at our annual stockholder meeting in 2014. Our stockholders approved, on an advisory basis, our say-on-pay proposal, with approximately 99% of stockholders voting on such matter voting in favor of the proposal. The Compensation Committee considered the result of the stockholder advisory vote an endorsement of its compensation policies, practices and philosophy for our Named Executive Officers. The Compensation Committee will continue to consider the outcome of our say-on-pay votes and our stockholder views when making future compensation decisions for our Named Executive Officers.

Process for Setting Executive Compensation and Role of Our Compensation Committee

        We seek to foster a performance-oriented culture, where individual performance is aligned with organizational objectives. In order to achieve this, we evaluate and reward our executive officers based on their contributions to the achievement of annual goals and objectives set early in the year. Performance is reviewed at least annually through processes discussed further below, with a focus on our research, clinical, regulatory, financial and operational performance, and in view of economic and financial conditions affecting the performance period.

        Our Compensation Committee typically meets at least quarterly, and with greater frequency if necessary, to evaluate the performance of our executive officers and the impact that performance had on the achievement of our corporate strategies, business objectives and the long-term interests of our stockholders by:

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  carefully reviewing our corporate objectives and the scientific and business opportunities identified by our senior management and directors;

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  updating, from time to time, our compensation and benefit plan policies;

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  receiving updates on the various compensation options, emerging topics and best practices and customizing those compensation options to our business goals and objectives; and

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  either approving executive compensation arrangements or taking its recommendations to the independent members of the Board for approval.

        Typically, such evaluations are made throughout the year, with compensation packages awarded by the Compensation Committee or Board at quarterly meetings planned in advance. Awards of performance-based compensation for the previous year are typically made at the first-scheduled Compensation Committee meeting of the year, although circumstances may warrant a later determination if events of the previous year's work have not fully unfolded. Adjustments to base salary, if any, are also typically made in the first quarter of a calendar year.

Role of Management in Executive Compensation

        For executive compensation decisions, our Compensation Committee considers the recommendations of our President and Chief Executive Officer, Raul R. Rodriguez. Mr. Rodriguez was consulted on these matters in January of 2015. Mr. Rodriguez did not, however, participate in the deliberations or determination of his own compensation. Our President and Chief Executive Officer also annually leads the development of our corporate objectives and goals, which are typically reviewed and recommended by the Compensation Committee and approved by the Board. Alternatively, the Compensation Committee may set the corporate objectives and goals pursuant to the powers delegated under the charter of the Compensation Committee. In 2014 and 2015, Dolly Vance, our General Counsel, also provided our Compensation Committee with general and company-specific information regarding compensation matters, as well as updates on compensation of our peer companies, as public information became available. Mr. Rodriguez also provided the Company's business and operations perspective for the Compensation Committee's final review of progress made on the goals set for 2014. Other than as described above, no other executive officers participate in the determination or recommendation of the amount or form of executive officer compensation. Our Compensation Committee does not delegate any of its functions to others in determining or recommending executive officer compensation and, except as described below, we have not engaged any consultants with respect to executive compensation matters.

Role of the Compensation Committee's Compensation Consultant in Executive Compensation

        From time to time, our Compensation Committee engages a well-established consulting firm to analyze our executive officers' compensation against the compensation of executive officers at comparable companies to ensure that our compensation is competitive with our peers, with the goal of retaining and adequately motivating our senior management. In November 2013, the Compensation Committee engaged Radford (an AON Hewitt Company) to make recommendations for updating our peer group, and to review and make recommendations regarding our executive compensation for 2014, as well as to give recommendations related to our director compensation program. Radford was again engaged in November 2014 by the Compensation Committee for recommendations regarding our peer group, executive compensation and director compensation. For each of 2014 and 2015, based on the recommendations from Radford, the Compensation Committee established a new peer group, described below in the section entitled "Competitive Market Review and Benchmarking." Radford also did a comprehensive executive compensation review, as well as a review of our director compensation, and a representative of Radford was invited to attend a Compensation Committee meeting where they presented and discussed their analysis and findings.

Executive Compensation Program

        We believe that the most effective compensation and benefits program is one that provides competitive base pay to recruit and retain high-level employees, rewards the achievement of established annual goals and objectives with appropriate non-equity incentive awards, and promotes long-term employment of key members of management with time-vesting and/or performance-vesting equity compensation whose value is commensurate with company performance and the creation of value for our stockholders.

Components of our Compensation Program

        Our performance-driven compensation program consists of three components: base salary, short-term cash incentive compensation, and long-term equity incentive compensation. The Compensation Committee has determined that these three components, with a portion of total compensation allocated to "at-risk" performance-based incentives through the use of short-term and long-term incentive compensation, best align the interests of our executive officers with those of our stockholders. While the Compensation Committee does not have any formal policies for allocating compensation among the three components, the Compensation Committee reviews relevant market compensation data and uses its judgment to determine the appropriate level and mix of compensation on an annual basis to ensure that compensation is competitive and that we are able to attract and retain capable executive officers. The Compensation Committee has reviewed the design and operation of our compensation programs, including the performance objectives and target levels used in connection with cash and equity incentive awards, and based on this assessment, it has determined that these arrangements remain in line with our corporate objectives.

        Base Salary.    The base salaries that we pay to our executive officers and other employees are designed to compensate them for day-to-day services rendered during the fiscal year. Appropriate base salaries are used to recognize the experience, skills, knowledge and responsibilities required of each executive officer and to allow us to attract and retain officers capable of leading us to achieve our business goals in competitive market conditions. The base salaries of our Named Executive Officers are reviewed on at least an annual basis and adjustments are made to reflect performance-based factors, for the Company as well as the individual, and competitive market conditions, as discussed under "Competitive Market Review and Benchmarking" below. The Compensation Committee also takes into account subjective performance criteria, such as an executive officer's ability to lead, organize and motivate others, develop the skills necessary to mature with the Company, set realistic goals to be achieved in his or her respective area, and recognize and pursue new business opportunities that enhance our growth and success. The Compensation Committee does not apply specific formulas to determine increases, but instead makes an evaluation of each executive officer's contribution to our long-term success. Annual adjustments to salaries are effective as of January 1 of each year, with mid-year adjustments to salaries made under special circumstances, such as promotions or increased responsibilities, or in order to align certain salaries with those of individuals in peer companies.

        Short-Term Cash Incentive Compensation.    Annual cash incentive compensation is designed both to motivate our executive officers to achieve specified short-term company goals and objectives, and to reward our executive officers when those goals are achieved. The goals and objectives on which the cash incentive compensation is based are also designed to reflect progress towards achieving long-term value for the Company and its stockholders and, as a result, may fluctuate from year to year to reflect the Compensation Committee's determination of the progress made in that year. Therefore, our Compensation Committee views cash incentive compensation as an important component of both our short-term and long-term compensation packages.

        Awards under the cash incentive program are based on a thorough quantitative and qualitative review of facts and circumstances related to company, department, function and individual performance, as compared to the corporate goals approved by the Compensation Committee or the Board during the first part of the performance year. When establishing awards, the Compensation Committee also considers, among other things, general market and industry conditions and economic changes during the relevant performance year.

        Each year, the Compensation Committee establishes a target bonus payout based on a percentage of the applicable individual's base salary. The target bonus payout for an individual varies depending on the individual's position and responsibilities. The corporate goals established by the Compensation Committee, or recommended by the Compensation Committee for approval by the Board, are designed to be aggressive, but are goals that the Compensation Committee believes can be attained if the Company performs according to plan. In the event the Company or an individual displays exemplary performance for the year, the Compensation Committee, in exercising its discretion, may grant or recommend bonuses in excess of the target bonus levels, up to a maximum of 120% of the individual's base salary. Alternatively, in the event the Company or an individual displays inadequate performance for the year, the Compensation Committee, in exercising its discretion, may grant or recommend cash bonuses that are less than the target bonus levels or no bonuses at all. The Compensation Committee uses a threshold of "40% completion of corporate goals" to determine whether bonuses should be received by the executive officers. Generally, in order to be eligible to receive the maximum bonus payout, the Company's performance must not only exceed the targets established by the Compensation Committee, but the individual's contribution to that achievement must exceed the contribution expected of that individual in the course of performing his or her duties at the level expected of someone in that individual's position.

        Long-Term Incentive Compensation.    Our long-term incentive compensation is in the form of stock option awards and is designed to align a component of our executives' compensation packages with the interests of our stockholders to create long-term value in the Company, as demonstrated through stock price performance. Our Compensation Committee grants time-vesting options to purchase our common stock to executive officers in order to tie this element of our compensation program to the long-term appreciation of our stock value, which is dependent on us achieving our corporate goals. The

Compensation Committee has also granted stock options with performance-based vesting to our Named Executive Officers, to provide further incentive to achieve important business goals for the Company. Employees in more senior roles have an increasing proportion of their compensation tied to long-term performance, because they are in a position to have greater influence on longer-term results. The value of these options is contingent on company performance and the resulting increase in our stock's value over time.

        We believe that granting equity awards as a significant component of the compensation of our executive officers not only provides a retention incentive during the applicable vesting periods but also aligns the interests of our executive officers with those of our stockholders. While we have not adopted formal stock ownership or holding guidelines, our executive officers generally have held a substantial portion of the equity awards they have received, even long after the awards have vested, which shows the executives' confidence in our long-term prospects and maintains the alignment between the interests of our executive officers and those of our stockholders over the longer term.

        In general, stock options are granted periodically to existing employees, including our executive officers, and upon a new hire or promotion, and are subject to vesting over time, based on the individual's continued employment. Generally, options granted to an executive officer who became an officer for the first time will vest monthly over a four year period and are not available for exercise until after the first full year of employment, in any position. Options granted to officers who were already executive officers at the start of the year have, until 2013, vested monthly over a one-year period, but options granted in 2014 vest monthly over a four-year period. Beginning this year, we have granted options to our executive officers that vest monthly over a two-year period, and which include a performance vesting condition with respect to 50% of the shares underlying such options. The exercise price of an option is equal to the fair market value of our common stock on the date of grant, which is equal to the closing price of our stock on the date immediately preceding the grant date. Typically, stock option grants are made to our existing executive officers during the first quarter of each fiscal year, but grants may be made by the Board or the Compensation Committee at other times if, for example, outstanding grants expire unexercised, a mid-year promotion is made or additional responsibilities are taken on or objectives achieved, meriting a supplemental grant, or an equity plan that is low in available shares at the time of grant is replenished later in the year, making available shares to which the individual would otherwise have been entitled.

        The factors considered in determining the size of option grants include the executive officer's position within the Company, the percentage ownership of the Company that the options represent on a fully-diluted basis, the executive officer's percentage ownership in the Company as compared to the executive officer's peers both internally and externally at other comparable companies in the biotechnology industry, the vesting status of options already held by the executive officer, if any, and the executive officer's contributions to both the creation of value and the long-term success of the Company. The Board and Compensation Committee also consider the total option pool available in a given year and the total number of options that may be granted to all employees, including the executive officers.

        We grant stock options under our 2000 Plan and 2011 Plan. The 2000 Plan and 2011 Plan prohibit the repricing, exchange or cashing out of stock awards, including stock options, without stockholder approval within 12 months prior to such repricing. We did not reprice any stock options in 2013 or 2014, despite the fact that our executives hold a significant amount of stock options that are underwater. This reflects our commitment to our pay-for-performance philosophy.

Perquisites and Other Benefits

        We provide general employment benefits to our executive officers on the same basis as the benefits provided to all of our employees, including health, vision and dental insurance, term life insurance, and short-and long-term disability insurance. We do not have programs in place to provide personal perquisites for any employee.

Total Compensation

        We believe that our 2014 executive compensation packages were reasonable and consistent with our financial performance, the individual performance of each of our Named Executive Officers and the overall achievement of the goals that we believe create and enhance stockholder value. The competitive posture of our total annual direct compensation versus the market benchmarks is expected to vary year-to-year, based on company and individual performance, as well as the performance of our peer group companies and their respective levels of annual performance bonus awards made to their executive officers. In light of our compensation philosophy, we believe that the total compensation package for our executive officers should continue to consist of base salary, annual cash incentive awards and long-term equity-based incentive compensation in the form of time-based and performance-based stock options.

2014 Executive Compensation

        Base Salary.    As discussed under "Competitive Market Review and Benchmarking" below, when establishing base salaries of our Named Executive Officers, our Compensation Committee primarily reviews the base salaries of similarly-situated executive officers at companies that we consider to be our peers. In addition to competitive market conditions, our Compensation Committee also took into account a number of performance-based factors in establishing the 2014 base salaries of the Named Executive Officers, including: each executive officer's experience, position and functional role, level of responsibility, uniqueness of applicable skills, and the demand and competitiveness for attracting and retaining an individual with each Named Executive Officer's specific expertise and experience in the biotechnology industry. The Compensation Committee also assessed each Named Executive Officer's contributions to the achievement of our 2014 corporate goals, as well as the individual's 2014 personal performance.

        The Compensation Committee did not establish individual 2014 personal performance criteria for any of our Named Executive Officer, but considered subjective performance-based factors, including: an executive officer's ability to lead, organize and motivate teams and instill loyalty, develop the skills necessary to mature with the Company, set realistic goals to be achieved in his or her respective area, and recognize and pursue new business opportunities that enhance our growth and success. The Compensation Committee also considered turnover trends within a group, meeting deadlines and the results of certain projects. In establishing the 2014 base salaries of our Named Executive Officers, the Compensation Committee assessed each Named Executive Officer's individual performance against these subjective performance-based factors and determined that each Named Executive Officer performed at or above expectations during 2013.

        The 2013 and 2014 base salaries for our Named Executive Officers, along with the percentage increases from 2013 to 2014, are set forth in the table below.

Named Executive Officer	2013 Base Salary	2014 Base Salary	% Increase from Final 2013 Base Salary
Raul R. Rodriguez	$551,720	$551,720	0.0%
James M. Gower	$695,118	$695,118	0.0%
Donald G. Payan, M.D.	$559,571	$559,571	0.0%
Elliott B. Grossbard, M.D.	$521,339	$521,339	0.0%
Ryan D. Maynard	$441,345	$441,345	0.0%
Dolly A. Vance	$475,548	$475,548	0.0%

        In determining the 2014 base salary for each of our Named Executive Officers, the Compensation Committee did an analysis of competitive market salaries of similarly-situated executive officers at companies within our peer group, as well as the base salaries of the Named Executive Officers relative to each other. Based on this analysis, no increases to annual base salaries were made.

        For performance in fiscal year 2014, an individual was eligible to receive a cash incentive award equal to a percentage of his or her 2014 base salary based on the achievement of specific corporate goals recommended by the Compensation Committee and approved by the Board at the beginning of fiscal year 2014, pursuant to our 2014 Cash Incentive Plan (which was attached as an exhibit to our current report on Form 8-K filed on May 27, 2014). Under the 2014 Cash Incentive Plan, target bonus levels for our executive officers, if we performed at plan, range from 40% to 60% of such executive officer's 2014 base salary, based on position and responsibilities of the executive. The maximum bonus that an executive officer would be eligible to receive is 120% of the executive officer's 2014 base salary. The corporate goals established under the 2014 Cash Incentive Plan include: expanding the clinical development pipeline (weighted at 10%), advancing multiple product candidates in multiple indications in clinical development (weighted at 30%), initiating and advancing a late-stage clinical candidate (weighted at 25%), obtaining positive efficacy results in a clinical study (weighted at 25%), and maintaining a viable cash position at December 31, 2014 (weighted at 10%), as well as other corporate performance goals to be determined by the Compensation Committee, including consideration of shareholder return compared to peer companies. Pursuant to its discretionary authority, the Compensation Committee also considered other performance goals, current economic conditions and exceptional and/or inadequate performances by each executive officer when evaluating whether and to what extent to award bonuses. After a review of the performance goals, the Compensation Committee did not approve any payouts to executive officers under our 2014 Cash Incentive Plan.

        The following table sets forth the bonus levels, target and actual (paid in 2015), for our Named Executive Officers for 2014 (each expressed as a percentage of base salary):

Named Executive Officer	Target Bonus Level as % of Base Salary	Max. Bonus Level	Target Bonus ($)	Actual Payment ($)
Raul R. Rodriguez	60%	120%	$331,032	$—
James M. Gower	60%	120%	$417,071	$—
Donald G. Payan, M.D.	50%	120%	$279,786	$—
Elliott B. Grossbard, M.D.	50%	120%	$260,670	$—
Ryan D. Maynard	50%	120%	$220,673	$—
Dolly A. Vance	50%	120%	$237,774	$—

        Long-Term Incentive Compensation.    We emphasize stock options as key elements of our executive compensation program. We believe that stock options are fundamental to our pay for performance philosophy because the value of these options is contingent on company performance and the resulting increase in our stock's value over time.

        We carefully consider the appropriate amount of stock options to grant our executive officers, based on each executive's individual contributions and past performance, percentage ownership of the Company, position with the Company and comparison to the equity ownership of the corresponding executives of our peer companies. We typically grant stock options in January or February of each year, based on these considerations and in light of the events of the preceding year. Thus, the stock options granted to our Named Executive Officers in February 2014 reflect these considerations, as well as their individual contribution towards achievement of 2013 corporate goals. After considering the then-current percentage ownership of both stock and stock options by each of the executive officers, as well as individual contributions and past performance of each of the executive officers, the Compensation Committee determined in February 2014 to grant stock options as set forth below. These option grants either vest over four years based on continued service or are performance-based.

        In 2014, the Compensation Committee granted the following options to purchase shares of our common stock to our executive officers:

Named Executive Officer	Number of Performance-Based Stock Options Awarded	Number of Time-Based Stock Options Awarded
James M. Gower	250,000	250,000
Donald G. Payan, M.D.	150,000	150,000
Elliott B. Grossbard, M.D.	150,000	150,000
Raul R. Rodriguez	150,000	150,000
Ryan D. Maynard	125,000	125,000
Dolly A. Vance	125,000	125,000

        Total Compensation.    For further information regarding the 2014 compensation for our Named Executive Officers, see the "Summary Compensation Table" and the "Grants of Plan-Based Awards" table below.

  2015 Executive Compensation

        Base Salary.    The 2014 and 2015 base salaries for our Named Executive Officers, along with the percentage increases from 2014 to 2015, are set forth in the table below.

Named Executive Officer	2014 Base Salary	2015 Base Salary	Percentage Increase from Prior Year
Raul R. Rodriguez	$551,720	$600,000	8.75%
James M. Gower	$695,118	$—	—
Donald G. Payan, M.D.	$559,571	$559,571	0%
Elliott B. Grossbard, M.D.	$521,339	$521,339	0%
Ryan D. Maynard	$441,345	$441,345	0%
Dolly A. Vance	$475,548	$475,548	0%

        In determining the 2015 base salary for each of our Named Executive Officers, the Compensation Committee considered an analysis by Radford of competitive market salaries of similarly-situated executive officers at companies within the our peer group, as well as the base salaries of the Named Executive Officers relative to each other. In addition to competitive market conditions, our Compensation Committee also took into account a number of performance-based factors in establishing the 2015 base salaries of the Named Executive Officers, including: each executive officer's experience, position and functional role, level of responsibility, uniqueness of applicable skills, and the demand and competitiveness for attracting and retaining an individual with each Named Executive Officer's specific expertise and experience in the biotechnology industry. The Compensation Committee also assessed each Named Executive Officer's contributions to achievement of our 2014 corporate goals, as discussed in detail for each individual above under "2014 Executive Compensation—Short-Term Cash Incentive Compensation," as well as the individual's 2014 personal performance. Based on this analysis, the Compensation Committee determined, for the second consecutive year, that no increases to executive base salaries should be made, except that Mr. Rodriguez received a salary increase to reflect his increased responsibility as President and Chief Executive Officer.

        Short-Term Cash Incentive Compensation.    In January 2015, the Compensation Committee established the corporate goals and incentive bonus targets for the 2015 performance year in the form of the 2015 Cash Incentive Plan (the "2015 CIP" which was attached as an exhibit to our current report on Form 8-K filed on January 30, 2015). The objective Company goals for each participant are based on performance with respect to specific aspects of the Company's finances and operations. Under the 2015 CIP, cash bonuses, if any, will be based on both the achievement of corporate goals and a review of personal performance, which is determined at the discretion of the Compensation Committee and/or the Board of Directors.

        Weighted at 60% in the 2015 CIP is the goal of advancing the development of a product candidate in phase 3 clinical trials and initiating processes required for commercialization of a product candidate. The Company is actively enrolling patients in a phase 3 trial of fostamatinib for the treatment of ITP.

        Weighted at 10% is the goal of maintaining a viable cash position to obtain certain Company objectives. This goal is based on a specific target cash position that the Company should have to achieve its long-term goals.

        Three other goals, each weighted at 10%, consist of 1) initiating clinical development of a product candidate; 2) establishing a business partnership to advance a pre-clinical program; and 3) advancing the development of a product candidate in phase 2 clinical trials. These goals allow the company to build value and monetize its assets. The Company is currently in a phase 2 clinical trial with fostamatinib for the treatment of IgA nephropathy.

        The overarching intent in setting and achieving the 2015 CIP goals is to build long-term shareholder value. Overall factors in considering bonus pay-out under the 2015 CIP will include the Company's performance in shareholder return compared to other companies, and whether the Company achieves at least 40% of its corporate goals. Consistent with prior practice, we expect that cash incentive awards made pursuant to the 2015 Cash Incentive Plan, if any, will be paid in the first quarter of 2016.

        Long-Term Incentive Compensation.    The Compensation Committee also granted options to purchase shares of our common stock to our executive officers at its meeting in January 2015, to vest monthly over a two-year period for half of each such options and upon the achievement of certain performance milestones for the other half of the option.

Named Executive Officer	Number of Performance-Based Stock Options Awarded	Number of Time-Based Stock Options Awarded
Raul R. Rodriguez	450,000	450,000
Donald G. Payan, M.D.	200,000	200,000
Elliott B. Grossbard, M.D.	175,000	175,000
Ryan D. Maynard	175,000	175,000
Dolly A. Vance	175,000	175,000

        In setting the number of shares subject to the stock option awards granted to each of our Named Executive Officers, the Compensation Committee took into account recommendations from Radford, as well as the responsibilities of each Named Executive Officer in the upcoming years and, in particular, to provide further incentive to continue building long-term value for the company, as well as to keep the relative ownership interests of our Named Executive Officers consistent with that held in prior years. To better tie the compensation of our executive officers to our corporate goals and objectives, 50% of the shares underlying each of the stock option awards granted vest only upon the achievement of certain corporate performance milestones. In addition, stock options, by their nature, are performance-based compensation because they will not provide any return to an individual unless there is appreciation in stock price. The actual economic value of stock options will depend directly on the performance of our stock price over the period during which the options can be exercised. The value realized by an executive for options could be as little as zero if our stock price was less than the exercise price of options pursuant to which the stock was issued.

Competitive Market Review and Benchmarking

        When considering compensation decisions, our Compensation Committee reviews the compensation of similarly-situated executive officers at companies that we consider to be our peers when such information is available and determined to be meaningful, taking into consideration the experience, position and functional role, level of responsibility and uniqueness of applicable skills of both our executives and those of our peers, and the demand and competitiveness for attracting and retaining an individual with each Named Executive Officer's specific expertise and experience in the biotechnology industry. While benchmarking analysis is helpful in determining market-competitive compensation for senior management, leading to better attraction and retention of top-quality executive officers, it is only one factor in determining our executive officers' compensation, and the Compensation Committee has discretion in determining the nature and extent of its use.

        In November 2013, after considering various firms, the Compensation Committee engaged Radford to review and identify a new peer group of companies, to assess our 2013 executive compensation packages, and to review and analyze our non-employee director compensation program. Based on that review, and after taking into consideration such factors as product range, product development stage, market capitalization, number of employees and public status, the following companies were identified by our Compensation Committee as our peer group for 2014 compensation determinations:

• Achillion Pharmaceuticals, Inc.	• Anacor Pharmaceuticals, Inc.	• ArQule, Inc.
• Array Biopharma Inc.	• Cytokinetics, Inc.	• Dynavax Technologies Corporation
• Geron Corporation	• Infinity Pharmaceuticals, Inc.	• Merrimack Pharmaceuticals, Inc.
• Neurocrine Biosciences, Inc.	• Novavax, Inc.	• Orexigen Therapeutics, Inc.
• Peregrine Pharmaceuticals, Inc.	• PTC Therapeutics, Inc.	• Sangamo Biosciences, Inc.
• Sarepta Therapeutics, Inc.	• Synta Pharmaceuticals Corp.	• Threshold Pharmaceuticals, Inc.
• XOMA Corporation	ZIOPHARM Oncology, Inc.

        In November 2014, after considering various firms, the Compensation Committee again engaged Radford to review and identify a new peer group of companies, to assess our 2014 executive compensation packages, and to review and analyze our non-employee director compensation program. Based on that review, and after taking into consideration such factors as product range, product development stage, market capitalization, number of employees and public status, the following companies were identified by our Compensation Committee as our peer group for 2015 compensation determinations:

• Agenus Inc.	• Amicus Therapeutics, Inc.	• ArQule, Inc.
• Array Biopharma Inc.	• Cytokinetics, Incorporated	• Dynavax Technologies Corporation
• Exelixis, Inc.	• Geron Corporation	• Infinity Pharmaceuticals, Inc.
• Orexigen Therapeutics, Inc.	• Peregrine Pharmaceuticals, Inc.	• Sangamo Biosciences, Inc.
• Sarepta Therapeutics, Inc.	• Sunesis Pharmaceuticals, Inc.	• Synta Pharmaceuticals Corp.
• Threshold Pharmaceuticals, Inc.	• Vical Incorporated	• XOMA Corporation
• ZIOPHARM Oncology, Inc.

        In 2014, the Compensation Committee analyzed whether the work of Radford as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to our company by Radford; (ii) the amount of fees from our company paid to Radford as a percentage of the firm's total revenue; (iii) Radford's policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Radford or the individual compensation advisors employed by the firm with an executive officer of our company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of our company owned by the individual compensation advisors employed by Radford. The Compensation Committee determined, based on its analysis of the above factors, that the work of Radford and the individual compensation advisors employed by Radford as compensation consultants has not created any conflict of interest and the Compensation Committee is satisfied with the independence of Radford. In 2015, the Compensation Committee did a similar analysis of Radford, and was again satisfied with the independence of Radford. Going forward, the Compensation Committee intends to assess the independence of any of our compensation advisers by reference to the foregoing factors, consistent with applicable NASDAQ listing standards.

Change of Control Severance Plan and Employment Agreement

        In December 2007, we adopted our Severance Plan in which our executive officers participate, and entered into an employment agreement with our Executive Vice President, President of Discovery & Research, the terms of each of which are described in the section of this proxy statement entitled "Employment, Severance and Change of Control Agreements".

        The Severance Plan was adopted following a review of practices at comparable companies and was implemented, in part, to maintain the competitiveness and effectiveness of our total compensation package. The Compensation Committee believes that having such an arrangement in place can help us attract and retain key employees in a marketplace where these types of arrangements are commonly offered by our peer companies. We also believe that such arrangements in connection with terminations arising in conjunction with a change of control allow our executive officers to assess a potential change of control objectively, without regard to the potential impact of the transaction on their own job security. We sought to implement a plan with terms consistent with those offered at peer companies. Among its key provisions, the plan provides for a double trigger for the payment of benefits, because it was considered to be industry standard and appropriately protects our executive officers in the event of termination of employment following a change of control, but not solely as a result of a change of control. In November 2008, our Compensation Committee approved, and we adopted, amendments to the Severance Plan to reflect the requirements of the final regulations of Section 409A of the Code. Among the changes were revised definitions of "qualifying termination," elimination of the participants' discretion to choose the order of reduction of benefits if a reduction is necessary under the parachute payment provisions, and addressing the timing of payments in connection with the execution and effectiveness of a general waiver and release. In December 2010, the Compensation Committee approved, and we adopted, an amendment and restatement, effective January 1, 2011, of the Severance

Plan to, among other things, (i) replace the Plan's parachute payment gross-up provision with a best-after tax provision, (ii) extend the term of the Severance Plan so that it automatically renews on January 1, 2012 and each subsequent January 1 thereafter and (iii) revise the Plan's COBRA premium benefit provision.

        We entered into the employment agreement with Dr. Payan in December 2007, as an amendment and restatement of a previous agreement with Dr. Payan, in order to synchronize the terms of Dr. Payan's employment agreement with the terms of the Severance Plan and to otherwise update the prior agreement to reflect changes in law and general practice. In November 2008, our Compensation Committee approved, and we adopted, amendments to Dr. Payan's employment agreement to reflect the requirements of the final regulations of Section 409A of the Code. Among the changes were revised definitions of "qualifying termination," revisions to provide for direct payment of COBRA premiums to an insurer, and addressing the timing of payments in connection with the execution and effectiveness of a general waiver and release. In December 2010, the Compensation Committee approved, and we adopted, an amendment and restatement, effective January 1, 2011, of Dr. Payan's employment agreement to (i) extend the term of the agreement such that it automatically renews on January 1, 2012 and each subsequent January 1 thereafter and (ii) revise the agreement's COBRA premium benefit provision.

Post-Employment Compensation Arrangements

  Severance Arrangement for Mr. Gower

        In December 2014, we entered into a severance agreement with Mr. Gower, our former Chief Executive Officer. The severance agreement provides for cash severance payments payable in certain installments over a period of 18 months beginning on January 1, 2015. As part of the severance arrangement, pursuant to the 2000 Plan, the Board extended the date to which Mr. Gower had the right to exercise his vested options through the end of contractual term of the options, beyond the three months from his termination date stipulated under his option agreement. In addition, we also accelerated the vesting period of certain of his unvested stock options. Mr. Gower remained an employee until December 31, 2014.

Tax and Accounting Impact on Compensation

        The accounting and tax consequences to the Company of certain compensation elements are important considerations for the Compensation Committee when evaluating and recommending compensation packages for our executive officers. Generally, the Compensation Committee seeks to balance its objective to create an effective compensation program that attracts, retains and rewards executives in order to maximize the return to stockholders with the need for appropriate accounting and tax consequences of such compensation.

        We believe it is in our best interest, to the extent practical, to have executive officer compensation be fully deductible under Section 162(m) of the Code, which generally provides that a publicly-held company may not deduct compensation paid to certain of its top executive officers to the extent that such compensation exceeds $1 million per officer in a calendar year. Compensation that is "performance-based compensation" within the meaning of the Code does not count toward the $1 million deduction limit.

        We have taken steps to structure payments to executive officers to meet the Section 162(m) requirements, where feasible. Executive compensation at the Company has historically met the annual compensation limit of Section 162(m). Our Compensation Committee, nevertheless, retains the discretion to provide compensation that potentially may not be fully deductible to reward performance or enhance retention. Accordingly, we may grant awards and/or enter into compensation arrangements under which payments are not deductible under Section 162(m).

 SUMMARY COMPENSATION TABLE(1)

        The following table shows, for the fiscal years ended December 31, 2012, 2013 and 2014, compensation awarded to or paid to or earned by our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Raul R. Rodriguez	2014	551,720	—	784,290	—	2,155	1,338,165
President and	2013	551,720	—	669,900	—	1,794	1,223,414
Chief Executive Officer	2012	533,063	—	827,130	303,846	1,794	1,665,833
James M. Gower	2014	695,118	—	657,150	—	9,906	1,362,174
Former Chief Executive Officer,	2013	695,118	—	1,004,850	—	9,906	1,709,874
Chairman of the Board and	2012	671,612	—	1,240,695	382,819	5,148	2,300,274
Director
Donald G. Payan, M.D.	2014	559,571	—	784,290	—	9,906	1,353,767
Executive Vice President,	2013	559,571	—	893,200	—	9,906	1,462,677
President of Discovery and	2012	540,648	—	1,102,840	256,808	5,148	1,905,444
Research
Elliott B. Grossbard, M.D.	2014	521,339	—	784,290	—	11,406	1,317,035
Executive Vice President,	2013	521,339	—	669,900	—	9,906	1,201,145
Chief Medical Officer	2012	503,709	—	827,130	239,262	5,148	1,575,249
Ryan D. Maynard	2014	441,345	—	653,575	—	3,006	1,097,925
Executive Vice President,	2013	441,345	—	669,900	—	780	1,112,025
Chief Financial Officer	2012	426,420	—	827,130	202,550	780	1,456,880
Dolly A. Vance	2014	475,548	—	653,575	—	3,042	1,132,165
Executive Vice President,
Corporate Affairs, General
Counsel and Corporate
Secretary

(1)
See "Compensation Discussion and Analysis" above for complete description of compensation plans pursuant to which the amounts listed under the Summary Compensation Table were paid or awarded and the criteria for such payment, including payment of annual incentives, as well as performance criteria on which such payments were based.

(2)
Reflects the aggregate grant date fair value of option awards, computed in accordance with the Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation—Stock Compensation, for option awards granted in 2014, 2013 and 2012, respectively. The amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions. For additional information on the valuation assumptions with respect to these grants, refer to Note 4 "Stock-Based Compensation" in our Annual Report on Form 10-K for the year ended December 31, 2014.

 GRANTS OF PLAN-BASED AWARDS

        The following table shows for the fiscal year ended December 31, 2014, certain information regarding grants of plan-based awards to the Named Executive Officers:

					All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)				Exercise or Base Price of Option Awards ($/Sh)(2)	Closing Market Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Raul R. Rodriguez
2011 Plan	2/27/14	—	—	—	300,000	3.59	3.60	784,290
2014 Cash Incentive Plan		—	331,032	662,064	—	—	—	—
James M. Gower
2000 Plan	2/27/14	—	—	—	250,000	3.59	3.60	657,150
2014 Cash Incentive Plan		—	417,071	834,142	—		—	—
Donald G. Payan, M.D.
2011 Plan	2/27/14	—	—	—	300,000	3.59	3.60	784,290
2014 Cash Incentive Plan		—	279,786	671,485	—		—	—
Elliott B. Grossbard, M.D.
2011 Plan	2/27/14	—	—	—	300,000	3.59	3.60	784,290
2014 Cash Incentive Plan		—	260,670	625,607	—		—	—
Ryan D. Maynard
2011 Plan	2/27/14	—	—	—	250,000	3.59	3.60	653,575
2014 Cash Incentive Plan		—	220,673	529,614	—		—	—
Dolly A. Vance
2011 Plan	2/27/14	—	—	—	250,000	3.59	3.60	653,575
2014 Cash Incentive Plan		—	237,774	570,657	—		—	—

(1)
The amounts shown reflect estimated payouts for the fiscal year ended December 31, 2014 under the 2014 Cash Incentive Plan based on the Company's performance. See "2014 Executive Compensation—Short-Term Cash Incentive Compensation" for a complete description of the 2014 Cash Incentive Plan and the related performance criteria. There are no set thresholds (or equivalent items) with respect to payouts under the 2014 Cash Incentive Plan. Maximum amounts represent the maximum range of discretion of the Compensation Committee to grant bonuses in excess of the target bonus levels.

(2)
The exercise price of options under our 2000 Plan and 2011 Plan, pursuant to which option grants were made to our Named Executive Officers in 2014, is set at the fair market value of our common stock on the date of grant, which is defined as the closing price of our common stock on the date immediately preceding the grant date.

(3)
Reflects the aggregate grant date fair value of the awards, computed in accordance with the Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation—Stock Compensation. We calculated the estimated fair value of each stock award using the fair value of our common stock on the date of the grant. For additional information on the valuation assumptions with respect to these grants, refer to Note 4 "Stock-Based Compensation" in our Annual Report on Form 10-K for the year ended December 31, 2014.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table shows for the fiscal year ended December 31, 2014, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Raul R. Rodriguez	12,500	—		22.17	01/20/15
	55,000	—		24.56	10/04/15
	65,000	—		7.40	01/25/16
	43,889	—		9.56	08/07/16
	80,000	—		11.73	01/31/17
	125,000			26.45	01/31/18
	115,000	—		6.49	03/30/19
	125,000	—		9.62	01/20/20
	175,000	—		6.55	05/27/20
	65,000	—		6.73	02/01/21
	150,000	—		8.15	01/25/22
	143,750	6,250	(1)	6.51	01/30/23
	34,375	115,625	(2)	3.59	02/27/24
	0	150,000	(3)	3.59	02/27/24
James M. Gower	15,000	—		22.17	01/20/15
	200,000	—		24.56	10/04/15
	60,000	—		7.40	01/25/16
	100,000	—		11.73	01/31/17
	165,000	—		26.45	01/31/18
	190,000	—		6.49	03/30/19
	220,000	—		9.62	01/20/20
	65,000	—		6.73	02/01/21
	225,000	—		8.15	01/25/22
	225,000	—		6.51	01/30/23
	250,000	—		3.59	02/27/24
Donald G. Payan, M.D.	11,250	—		22.17	01/20/15
	93,000	—		24.56	10/04/15
	55,000	—		7.40	01/25/16
	80,000	—		11.73	01/31/17
	140,000	—		26.45	01/31/18
	145,000	—		6.49	03/30/19
	165,000	—		9.62	01/20/20
	65,000	—		6.73	02/01/21
	200,000	—		8.15	01/25/22
	191,666	8,334	(1)	6.51	01/30/23
	34,375	115,625	(2)	3.59	02/27/24
	0	150,000	(3)	3.59	02/27/24

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Elliott B. Grossbard, M.D.	32,222	—		22.17	01/20/15
	65,000	—		24.56	10/04/15
	60,000	—		7.40	01/25/16
	27,778	—		9.56	08/07/16
	80,000	—		11.73	01/31/17
	130,000	—		26.45	01/31/18
	115,000	—		6.49	03/30/19
	115,000	—		9.62	01/20/20
	65,000	—		6.73	02/01/21
	150,000	—		8.15	01/25/22
	143,750	6,250	(1)	6.51	01/30/23
	34,375	115,625	(2)	3.59	02/27/24
	0	150,000	(3)	3.59	02/27/24
Ryan D. Maynard	60,000	—		23.32	09/28/15
	4,600	—		7.88	01/18/16
	90,000	—		10.20	05/30/16
	1,000	—		9.56	08/07/16
	106,911	—		11.73	01/31/17
	75,000	—		26.45	01/31/18
	73,300	—		6.49	03/30/19
	85,000	—		9.62	01/20/20
	120,000	—		6.55	05/27/20
	65,000	—		6.73	02/01/21
	150,000	—		8.15	01/25/22
	143,750	6,250	(1)	6.51	01/30/23
	28,645	96,355	(2)	3.59	02/27/24
	0	125,000	(3)	3.59	02/27/24
Dolly A. Vance	38,751	—		22.17	01/20/15
	80,000	—		24,56	10/04/15
	45,000	—		7.40	01/25/16
	16,249	—		9.56	08/07/16
	103,788	—		11.73	01/31/17
	90,000	—		26.45	01/31/18
	100,000	—		6.49	03/30/19
	105,000	—		9.62	01/20/20
	67,000	—		6.55	05/27/20
	65,000	—		6.73	02/01/21
	150,000	—		8.15	01/25/22
	143,750	6,250	(1)	6.51	01/30/23
	28,645	96,355	(2)	3.59	02/27/24
	0	125,000	(3)	3.59	02/27/24

(1)
Vests monthly over two (2) years from January 1, 2013.

(2)
Vests monthly over four (4) years from February 1, 2014.

(3)
Vests upon achievement of certain performance-based milestones.

 OPTION EXERCISES AND STOCK VESTED

        The following table shows for the fiscal year ended December 31, 2014, certain information regarding option exercises and stock vested during the last fiscal year with respect to the Named Executive Officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Raul R. Rodriguez	—	—	—	—
James M. Gower	—	—	—	—
Donald G. Payan, M.D.	—	—	—	—
Elliott B. Grossbard, M.D.	—	—	—	—
Ryan D. Maynard	—	—	—	—
Dolly A. Vance	—	—	—	—

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

        On December 17, 2007, our Board approved our Severance Plan. The Severance Plan provides for the payment of certain benefits to certain eligible employees serving as an executive officer at the time of termination, which includes the Named Executive Officers, in exchange for an effective release of claims if such officer's employment with us is involuntarily terminated by us or our successor without Cause (as defined in the Severance Plan) or due to a Resignation for Good Reason (as defined in the Severance Plan), in either case, on or within 18 months following the effective date of a Change of Control (as defined in the Severance Plan). The severance compensation includes a lump sum cash severance payment calculated using a multiple of the aggregate amount of the eligible employee's base salary (which is equal to the greater of such eligible employees base salary in effect immediately prior to the Change of Control or the termination) and the average percentage of the target bonus earned over the last two years applied to the current target bonus (referred to as the Eligible Bonus). The multiple ranges from 2.0 for senior vice presidents and vice presidents to 2.5 for any executive vice presidents, President and the Chief Executive Officer. If the plan had been triggered in 2014, each of our Named Executive Officers would have each received a lump sum cash payment equal to 2.5 times the sum of his or her base salary and Eligible Bonus. In November 2008, our Compensation Committee approved and we adopted amendments to the Severance Plan to reflect the requirements of the final regulations of Section 409A of the Code. Among the changes were revised definitions of "qualifying termination," elimination of the participants' discretion to choose the order of reduction of benefits if a reduction is necessary under the parachute payment provisions, and addressing the timing of payments in connection with the execution and effectiveness of a general waiver and release. In December 2010, the Compensation Committee approved, and we adopted, an amendment and restatement of the Severance Plan, effective January 1, 2011, to, among other things, (i) replace the Severance Plan's parachute payment gross-up provision with a best-after-tax provision, (ii) extend the term of the Severance Plan so that it automatically renews on January 1, 2012 and each subsequent January 1 thereafter and (iii) revise the Severance Plan's COBRA premium benefit provision. As revised, the Severance Plan provides for continued health benefit eligibility, taxed payment to the executive for COBRA premiums for continuation coverage (including coverage for his or her eligible dependents) for up to 18 months, full accelerated vesting and exercisability of all of his or her then-outstanding equity awards, and an extended period of one-year from termination to exercise his or her non-expired stock options.

        In November 2008, we entered into an amended and restated employment agreement with our Executive Vice President and President of Discovery and Research, Dr. Donald Payan, which provides for severance compensation to be paid in exchange for an effective release of claims if Dr. Payan's employment is terminated by Rigel without Cause (as defined in the employment agreement) or by Dr. Payan due to a Resignation for Good Reason (as defined in the employment agreement), in either case, other than on or within 18 months following a Change of Control (as defined in the employment agreement). Also included in Dr. Payan's employment agreement are changes approved by our Compensation Committee in November 2008 reflecting the requirements of the final regulations of Section 409A of the Code, including revised definitions of "qualifying termination," revisions to provide for direct payment of COBRA premiums to an insurer, and addressing the timing of payments in connection with the execution and effectiveness of a general waiver and release. In December 2010, the Compensation Committee approved an amendment and restatement of Dr. Payan's employment agreement, effective January 1, 2011, to (i) extend the term of the employment agreement such that it automatically renews on January 1, 2012 and each subsequent January 1 thereafter and (ii) revise the COBRA premium benefit provision set forth in the employment agreement. The severance payment to Dr. Payan under his employment agreement includes a lump sum cash severance payment equal to 2.0 times the aggregate amount of his then-current base salary and his Eligible Bonus, taxed payment to the executive for COBRA premiums for continued health benefits (including coverage for his eligible dependents) for up to 18 months, full accelerated vesting and exercisability of all of his then-outstanding equity awards, and an extended period of one-year from termination to exercise his non-expired stock options. Dr. Payan is eligible to participate in the Severance Plan in the event his employment is terminated as specified in the Severance Plan in connection with a Change of Control (as defined in the Severance Plan).

2014 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

        The following table provides information on severance benefits that would have become payable under the existing employment, severance and change in control agreements if the employment of the indicated named executive officer had terminated on December 31, 2014.

	Voluntary Termination for Good Reason or Involuntary Termination Without Cause After a Change of Control					Voluntary Termination for Good Reason or Involuntary Termination Without Cause other than after a Change of Control
Name and Principal Position	Health Care Benefits ($)(1)	Salary and Bonus ($)		Equity Acceleration ($)(2)	Estimated Excise Tax Gross-Up ($)(3)	Health Care Benefits ($)(1)	Salary and Bonus ($)		Equity Acceleration ($)(2)
Raul R. Rodriguez	18,048	1,772,401	(4)	—	—	—	—		—
Donald G. Payan, M.D.	2,115	1,731,173	(4)	—	—	2,115	1,384,938	(5)	—
Elliott B. Grossbard, M.D.	41,174	1,612,893	(4)	—	—	—	—		—
Ryan D. Maynard	64,249	1,365,411	(4)	—	—	—	—		—
Dolly A. Vance	26,771	1,471,227	(4)	—	—	—	—		—

(1)
Represents the full amount of premiums for continued coverage under our group health plans for each executive office and his eligible dependents for 18 months following termination of service, provided the executive officer timely elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

(2)
Represents the spread value of the outstanding unvested options with accelerated vesting benefits that were in the money on December 31, 2014, calculated based on the closing price of our common stock of $2.27 on December 31, 2014, the last trading day of fiscal 2014, over the exercise price of such unvested options subject to vesting acceleration.

(3)
Effective January 1, 2011, we replaced the Severance Plan's parachute payment gross-up provision with a best-after-tax provision, pursuant to an amendment and restatement of the Severance Plan, as further described in this section above. Accordingly, no gross-up amounts would have been paid as of December 31, 2014.

(4)
Represents the lump sum cash severance benefit equal to 2.5 × (2014 base salary + an amount equivalent to the Expected Percentage of 2014 target bonus, where Expected Percentage equals the average percentage such officer actually received of his or her target bonus for the previous two years).

(5)
Represents the lump sum cash severance benefit equal to 2.0 × (2014 base salary + an amount equivalent to the Expected Percentage of 2014 target bonus, where Expected Percentage equals the average percentage such officer actually received of his or her target bonus for the previous two years).

        In December 2014, we entered into a severance agreement with Mr. Gower, our former Chief Executive Officer. The severance agreement provides for cash severance payments payable in certain installments over a period of 18 months beginning on January 1, 2015. As part of the severance arrangement we offered, pursuant to the 2000 Plan, the Board extended the date to which Mr. Gower had the right to exercise his vested options through the end of contractual term of the options, beyond the three months from his termination date stipulated under his option agreement. In addition, we also accelerated the vesting period of certain of his unvested stock options. Mr. Gower remained an employee until December 31, 2014.

DIRECTOR COMPENSATION

        For services provided in 2014, each non-employee director received a yearly retainer of $45,000, the Audit Committee chair received an additional yearly retainer of $22,000, the Nominating and Corporate Governance Committee chair received an additional yearly retainer of $10,000, the Compensation Committee chair received an additional yearly retainer of $15,000, the Finance Committee chair received an additional yearly retainer of $10,000. Each non-chair member of the Audit Committee received an additional yearly retainer of $12,000. Each non-chair member of the Compensation Committee received an additional yearly retainer of $10,000. Each non-chair member of the Nominating and Corporate Governance Committee, and Finance Committee received an additional yearly retainer of $5,000. The Scientific Advisor received a yearly retainer of $10,000. In the fiscal year ended December 31, 2014, the total cash compensation earned by non-employee directors was $382, 250, all of which was paid in 2014. In 2014, each non-employee director who continued to serve as a non-employee director automatically received, under the Directors' Plan, an annual option grant to purchase 30,000 shares of common stock, as further described below. In addition, each person elected or appointed for the first time to be a non-employee director automatically was eligible to receive, upon the date of his or her initial election or appointment to be a non-employee director by the Board or our stockholders, an initial grant to purchase 60,000 shares of common stock on the terms and conditions set forth in the Directors' Plan; however, in 2014, there were no first time non-employee directors.

        In February 2014, the Board approved the position of lead independent director. Later that month, the Compensation Committee approved an annual retainer of $20,000 for the position of lead independent director and approved payment of such retainer for the newly appointed lead independent director to commence on January 1, 2014. Mr. Lyons, appointed as the lead independent director by the Board earlier that month, abstained from the voting on these matters.

        In November 2014, upon the resignation of Mr. Gower as CEO and Chairman of the Board, Mr. Lyons was appointed Chairman of the Board by the remaining members of the Board. In January 2015, taking into consideration the recommendations of Radford regarding director compensation benchmarks, and policies of our peer company group with respect to director compensation, the Board approved an annual retainer of $40,000 for Independent Chairman of the Board. The Chairman abstained from voting on this matter.

        In February 2014, the Compensation Committee, taking into consideration the recommendations of Radford regarding director compensation benchmarks, as well as considering the practices and policies of our peer company group with respect to director equity compensation, approved amending the Directors' Plan to increase the number of shares automatically granted to each person elected or appointed for the first time to be a non-employee director to 60,000 and to increase the number of shares automatically granted to continuing non-employee directors to 30,000 shares. A copy of the Directors' Plan, as amended, was filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended March 31, 2014. Members of the Board are also eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with company policy. Non-employee members of the Board are not entitled to perquisites or retirement benefits.

        In January 2015, the Board of Directors, taking into consideration the recommendations of Radford regarding director compensation benchmarks, the recommendations of the Compensation Committee, as well as considering the practices and policies of our peer company group with respect to director equity compensation, approved amending the Directors' Plan to increase the number of shares automatically granted to continuing non-employee directors to 40,000 shares. A copy of the Directors' Plan, as amended, will be filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended March 31, 2015.

        Each of our non-employee directors receives stock option grants under our Directors' Plan. Only non-employee directors are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are not intended to qualify as incentive stock options under the Code. Option grants under the Directors' Plan are non-discretionary. No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of our common stock on the date of the option grant. The Board administers the Directors' Plan such that (a) initial option grants vest in equal monthly installments over the shorter of three years from the date of grant or the period beginning on the date the director is appointed to the Board and ending on the date of the annual meeting at which the director is first considered for election by the stockholders, provided that the non-employee director continues to provide services to us and (b) annual option grants vest in equal monthly installments over three years from the date of grant. Beginning in 2009, annual grants vested over one year. The term of options granted under the Directors' Plan is 10 years. In the event of a merger of Rigel with or into another corporation or a consolidation, acquisition of assets or other change of control transaction involving us, each option either will continue in effect, if we are the surviving entity, or, if neither assumed nor substituted, will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

        As noted above, on May 21, 2014, pursuant to the Directors' Plan, we granted options to purchase 30,000 shares of common stock to each of Bradford S. Goodwin, Gary A. Lyons, Walter H. Moos, Peter S. Ringrose and Stephen A. Sherwin, each at an exercise price of $3.19 per share. These options vest in 12 equal monthly installments beginning on the grant date.

 DIRECTOR COMPENSATION FOR FISCAL YEAR 2014

        The following table shows the compensation of all non-employee directors of the Company for the fiscal year ended December 31, 2014:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total($)
Bradford S. Goodwin	67,000	70,326	137,326
Gary A. Lyons	94,000	70,326	164,326
Walter H. Moos, Ph.D.	65,000	70,326	135,326
Hollings C. Renton(2)	14,250	0	14,250
Peter S. Ringrose, Ph.D.	70,000	70,326	140,326
Stephen A. Sherwin, M.D.	72,000	70,326	142,326

Total	382,250	351,630	733,880

(1)
Reflects the aggregate grant date fair value of option awards, computed in accordance with the Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation—Stock Compensation. For additional information on the valuation assumptions with respect to these grants, refer to Note 4 "Stock-Based Compensation" in our Annual Report on Form 10-K for the year ended December 31, 2014.

(2)
Mr. Renton resigned from the Board effective March 30, 2014.

 TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Policy and Procedures

        The Company has adopted a written Related-Person Transactions Policy that sets forth the Company's policies and procedures regarding the identification, review, consideration and approval or ratification of "related-person transactions." For purposes of the Company's policy only, a "related-person transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any "related person" are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, consultant or director by a related person are not covered by this policy. A related person is any executive officer, director, nominee to become a director or more than 5% stockholder of the Company, including any of their immediate family members, and any entity in which such persons have a 5% or greater beneficial ownership interest.

        Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include, to the extent reasonably available, a description of, among other things, the parties to the transaction, the interests, direct and indirect, of the related persons, a description of the purpose of the transaction, all of the material facts of the proposed transaction, the benefits to the Company of the transaction and whether any alternative transactions were available, whether the proposed transaction is on terms comparable to terms available to or from an unrelated third party and management's recommendation regarding the proposed transaction.

        To identify related-person transactions in advance, the Company relies on information supplied by its executive officers, directors and certain significant stockholders. In considering related-person transactions, the Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director's independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Committee considers, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion.

Certain Transactions

        The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company's Bylaws.

 HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Rigel stockholders will be "householding" our proxy materials. A single Notice of Internet Availability of Proxy Materials and/or other Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or other Annual Meeting materials, please notify your broker, or, if you are currently receiving multiple copies of the Notice of Internet Availability of Proxy Materials or other Annual Meeting materials at your address and would like to request "householding" of their communications, please contact your broker(s).

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Dolly A. Vance Corporate Secretary

March 30, 2015

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2014 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, RIGEL PHARMACEUTICALS, INC., 1180 VETERANS BOULEVARD, SOUTH SAN FRANCISCO, CA 94080.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000232816_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Raul R. Rodriguez 02 Gary A. Lyons 03 Donald G. Payan, M.D. RIGEL PHARMACEUTICALS, INC. ATTN: INVESTOR RELATIONS 1180 VETERANS BLVD. SOUTH SAN FRANCISCO, CA 94080 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 11, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 11, 2015. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. Advisory vote on executive compensation. 3. Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for it's fiscal year ending December 31, 2015. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000232816_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com . RIGEL PHARMACEUTICALS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS WITH RESPECT TO THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2015 The undersigned stockholder hereby appoints Raul R. Rodriguez and Dolly A. Vance, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Rigel Pharmaceuticals, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time on Tuesday, May 12, 2015, at 1180 Veterans Boulevard, South San Francisco, California 94080, and any continuation, adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS(2)
PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
MANAGEMENT EXECUTIVE OFFICERS
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE(1)
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS
2014 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE
DIRECTOR COMPENSATION
DIRECTOR COMPENSATION FOR FISCAL YEAR 2014
TRANSACTIONS WITH RELATED PERSONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS